POST-QUALIFICATION AMENDMENT NO. 1

TO

FORM 1-A

REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

CLOUD TITLE PARTNERS LLC

(Exact name of issuer as specified in its charter)

Florida  |  CIK No. 0002030863  |  SEC File No. 024-12471

16703 Early Riser Ave, Land O’ Lakes, Florida 34638  |  (941) 500-4062

EXPLANATORY NOTE

This Post-Qualification Amendment No. 1 (this “Amendment”) amends the offering statement on Form 1-A of Cloud Title Partners LLC (the “Company”) (SEC File No. 024-12471; CIK No. 0002030863), originally filed with the Securities and Exchange Commission (the “Commission”) on December 23, 2024 and qualified by the Commission on January 16, 2025 (as so qualified, the “Offering Statement”).

This Amendment is filed pursuant to Rule 252(f)(2)(i) of Regulation A solely to include the Company’s unaudited financial statements as of and for the fiscal year ended December 31, 2025, with comparative information for the fiscal year ended December 31, 2024, and to update the dates and disclosures directly affected by that financial statement update. Except as expressly described in the preceding sentence, this Amendment does not modify or update any other disclosure in, or any other portion of, the Offering Statement.

The Company has suspended all offers and sales of its Associate Membership Units under the Offering Statement and will not resume any offer or sale until this Amendment has been qualified by the Commission.

The exhibits previously filed as part of the Offering Statement are incorporated herein by reference and are not re-filed with this Amendment. See “Index to Exhibits.”

AN OFFERING CIRCULAR PURSUANT TO THE REQUIREMENTS OF REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING INVESTORS A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Post-Qualification Amendment No. 1 — as filed with the Securities and Exchange Commission on August 27, 2026

OFFERING CIRCULAR

FOR

CLOUD TITLE PARTNERS LLC,

A FLORIDA LIMITED LIABILITY COMPANY

SECURITIES OFFERED:	400 Associate Membership Units
MAXIMUM AMOUNT OFFERED:	$1,000,000.00
MINIMUM INVESTMENT AMOUNT:	$2,500.00
CONTACT INFORMATION:	16703 Early Riser Ave Land O’ Lakes, Florida 34638 thomas@cloudtitle.com Phone: (941) 500-4062

Cloud Title Partners LLC (the “Company”, “we”, “us” or “our”) is a Florida limited liability company. The Company will be managed by Thomas Heimann and Cloud Title LLC, a Florida limited liability company (each a “Manager” and together, the “Managers”). As further described in this Offering Circular (the “Offering Circular”), the Company has been organized for the purpose of operating a business opportunity that would allow Florida REALTORS® to partner with a licensed title company in order to receive profit sharing from the real estate settlement and title business of that title company in full compliance with the Real Estate Settlement Procedures Act (“RESPA”). The Company is licensed as a Florida Title Agency and will partner with Cloud Title LLC, a Florida limited liability company and an established, licensed Florida Title Agency. Cloud Title LLC is one of the Founding Members and Managers of the Company.

The Company is offering by means of this Offering Circular Associate Membership Units of its limited liability company membership interests (each an “Associate Membership Unit” and collectively, the “Associate Membership Units”) on a “best-efforts” basis. Associate Membership Units may be offered and sold directly by the Company, the Managers and the Company’s and Managers’ officers and employees. No commissions for selling Associate Membership Units will be paid to the Company, the Managers or the Company’s or Managers’ officers or employees. The Company or Managers may also offer and sell Associate Membership Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority.

The minimum investment amount per investor (each an “Investor” and collectively, the “Investors”) is Two Thousand Five Hundred and No/100 Dollars ($2,500.00) for a total of One (1) Associate Membership Unit. Investors cannot purchase fractional Associate Membership Units. The maximum investment amount per Investor is Twenty-Five Thousand and No/100 Dollars ($25,000.00) for a total of Ten (10) Associate Membership Units. Investors whose purchase of Associate Membership Units is accepted shall be referred to herein individually as a “Associate Member” or collectively as the “Associate Members”). The existing members of the Company are Cloud Title LLC, a Florida limited liability company and one of the Managers; Pamela Karasy; and Overseas Adventures LLC, a Wyoming limited liability company (collectively, the “Founding Members”). The Associate Members and the Founding Members are each a “Member” and collectively, the “Members” of the Company.

The Associate Membership Units will not be listed for trading on a stock exchange or other trading market, and the Associate Membership Units are subject to certain transfer restrictions as detailed in Article XIII of our limited liability company operating agreement (the “Operating Agreement”).

Investing in our Associate Membership Units is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” to read about the more significant risks you should consider before buying our Associate Membership Units. These risks include the following:

•We depend on our Managers to conduct our operations. We will pay fees and expenses to our Managers and their affiliates that may not be determined on an arm’s length basis, and therefore we will not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These expenses may increase your risk of loss.

•We have no operating history, and as of the date of this Offering Circular. Therefore, there is no assurance that we will achieve our objectives.

•Our Managers do not have an exclusive management arrangement with us. Our Managers or their principals may manage other companies that compete with us.

•This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•We do not expect to make any distributions until the proceeds from this offering are invested in our operations and we are generating operating cash flow. While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions, including offering proceeds. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for operations and your overall return may be reduced.

•Our Operating Agreement does not require our Managers to seek Member approval to liquidate the Company by a specified date. No public market currently exists for the Associate Membership Units. Because the Associate Membership Units will not be listed on an exchange and because they are subject to certain transfer restrictions, you may not sell your Associate Membership Units. If you are able to sell your Associate Membership Units, you may have to sell them at a substantial loss.

•Real estate operations are subject to general downturns in the industry as well as downturns in specific geographic areas. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment. These investments are only suitable for sophisticated investors with a high-risk investment profile.

This offering is being conducted on a “best-efforts” basis, which means the Managers will use commercially reasonable best efforts in an attempt to sell the Associate Membership Units. The Company or Managers may offer and sell Associate Membership Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

THE SECURITIES OFFERED HAVE NOT BEEN ENDORSED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM 1-A.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS TWENTY MILLION AND N0/100 DOLLARS ($20,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER I SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE ASSOCIATE MEMBERSHIP UNITS. THE PURCHASE OF ASSOCIATE MEMBERSHIP UNITS BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. (SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”)

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

THE COMPANY INTENDS TO OFFER THE ASSOCIATE MEMBERSHIP UNITS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS AND INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Associate Membership Units.

From the Sale of Associate Membership Units	Per Associate Membership Unit	Proceeds to Us
Associate Membership Unit offering Price (1)	$2,500.00	$1,000,000.00
Commissions (2)	$0.00	$0.00
Proceeds to Us Before Expenses (3)	$2,500.00	$1,000,000.00

(1)The price per Associate Membership Unit shown was arbitrarily determined by our Managers.

(2)Associate Membership Units may be offered and sold directly by the Company, the Managers and the Company’s and Managers’ officers and employees. No commissions for selling Associate Membership Units will be paid to the Company, the Managers or the Company’s or Managers’ officers or employees. The Company or Managers may offer and sell Associate Membership Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, neither the Company nor the Manager has engaged any broker-dealer and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify Investors of such engagement. It is anticipated that the customary and standard commissions of a licensed broker-dealer may be up to nine percent (9%) of the proceeds received for the sale of Associate Membership Units. Notwithstanding the foregoing, the amount and nature of commissions payable to broker/dealers is expected to vary in specific instances and may be lower than the one listed herein. The Investor who is admitted to the Company through such broker/dealer (and not through the Company or the Managers) will be responsible for all such commissions payable to broker/dealers (and such payments may reduce the Investor’s invested capital).

(3)We will reimburse our Managers for organization, offering, accounting and legal costs in connection with this offering, which are expected to be approximately $60,000.

For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form 1-A disclosure format.

The date of this Offering Circular is August 27, 2026

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any supplements to this Offering Circular, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “ADDITIONAL INFORMATION” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. For general information on investing, we encourage you to refer to www.investor.gov.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

There are a number of statements in this Offering Circular which address activities, events, or developments which we expect or anticipate will or may occur in the future. These statements are based on certain assumptions and analyses we made in light of its perception of historical trends, current business and economic conditions, and expected future developments, as well as other factors we believe are reasonable or appropriate. There can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business or operations. ANY ESTIMATES OF LIKELY CASH FLOW ARE JUST THAT – ESTIMATES. CASH FLOW, IF ACHIEVED, MAY BE ERRATIC.

Potential investors can identify forward-looking statements by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions that are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties and other factors, some of which are beyond our control and are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating these forward-looking statements each investor should carefully consider the risks and uncertainties described in in this Offering Circular.

Factors, many of which are beyond our control, which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•any of the risk factors identified above;

•our ability to effectively deploy the proceeds raised in this offering;

•our ability to attract investors to purchase Associate Membership Units;

•changes in economic conditions across the United States;

•expected rates of return provided to investors;

•the ability of our Managers to manage our operations;

•the quality and performance of the receivables;

•legislative or regulatory changes impacting our business or our assets (including SEC guidance related to Regulation A or the JOBS Act);

•our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the Investment Company Act and other laws.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Offering Circular. All forward-looking statements are made as of the date of this Offering Circular and the risk that actual results will differ materially from the expectations expressed in this Offering Circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Offering Circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Offering Circular will be achieved.

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OFFERING CIRCULAR SUMMARY

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Offering Circular, together with the exhibits attached including, but not limited to, the Operating Agreement, a copy of which is attached hereto as Exhibit A, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying documents.

Company and Its Business:

Cloud Title Partners LLC was formed as a Florida limited liability company on January 8, 2024. The Company is offering, by means of this Offering Circular, Associate Membership Units on a “best efforts” basis.

As further described in the Offering Circular, the Company was formed for the purpose of operating a business opportunity that would allow REALTORS® to partner with a Title Company in order to receive profit sharing from the real estate settlement and title business of that Title Company in full compliance with RESPA. The Company is licensed as a Florida Title Agency,  to be partnered with Cloud Title LLC, a Florida limited liability company and an established, licensed Florida Title Agency, which is one of the Founding Members and Managers of the Company.

Management:

The Company will be managed by Thomas Heimann and Cloud Title LLC, a Florida limited liability company, whose office is located at 16703 Early Riser Ave, Land O’ Lakes, Florida 34638 (together, the “Managers”).

The Offering:

The Company is hereby offering Associate Membership Units in the maximum aggregate amount of One Million Dollars ($1,000,000) (the “Maximum Offering Amount”).

The minimum investment amount per Investor is Two Thousand Five Hundred Dollars ($2,500), or one (1) Associate Membership Unit.

The Company’s Operating Agreement allows the Company to issue up to four hundred (400) Associate Membership Units. The Company has issued Founding Membership Units to Pamela Karasy; Overseas Adventures LLC, a Wyoming limited liability company; and one of the managers of the Company, Cloud Title LLC, a Florida limited liability company (collectively, the “Founding Members”).

Voting Rights:	Investors will have limited control, voting rights or involvement in the business, affairs or governance of the Company. (See “Exhibit A – Operating Agreement”)

Compensation to Managers:	The Managers and their affiliates are not currently entitled to receive fees for managing the Company. (See “Management Compensation” below.)
Capitalization:

The Company’s Operating Agreement does not restrict the number of Units that the Company may issue. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the minimum investment amount and/or the Maximum Offering Amount and the maximum amount of Units being offered.

Investor Suitability:

Associate Membership Units are being offered to all accredited and non-accredited investors. Investors may be required to provide information to show their suitability as investors in the Company. The Company shall have the sole discretion to accept or reject any subscriptions or investor for any reason.

Limitations on Investment:

This Offering is open to all accredited and non-accredited investors with a minimum investment amount of Two Thousand Five Hundred Dollars ($2,500) and a maximum investment amount of Twenty-Five Thousand Dollars ($25,000.00) per investor. Any investor must be an active Florida real estate licensee (broker, broker associate or sales associate).

Commissions for Selling Associate Units:

Associate Membership Units may be offered and sold directly by the Company, the Managers and the Company’s and Managers’ respective officers and employees. No commissions for selling Associate Membership Units will be paid to the Company, the Managers or the Company’s or Managers’ respective officers or employees. While most Associate Units are expected to be offered and sold directly by the Company, the Managers and their respective officers and employees, the Company or Managers may also, in limited instances, offer and sell Associate Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, neither the Company nor the Managers have engaged any broker-dealer and has no agreement for paying a broker-dealer commissions or fees. When the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify Investors of such engagement. It is anticipated that the customary and standard commissions may be up to seven percent (7.0%) to the selling group members and two percent (2.0%) to the managing broker-dealer of the gross proceeds received for the sale of Associate Units. Notwithstanding the foregoing, the amount and nature of commissions payable to federally registered broker/dealers is expected to vary in specific instances and may be lower than the one listed herein.

No Liquidity:

There is no public market for the Associate Membership Units, and none is expected to develop. Additionally, the Associate Membership Units will be non-transferable, except as may be required by law, and will not be listed for trading on any exchange or automated quotation system. (See “Risk Factors” below.) The Company will not facilitate or otherwise participate in the secondary transfer of any Associate Membership Units. Prospective investors are urged to consult their own legal advisors with respect to secondary trading of the Associate Units. (See “Risk Factors” below.)

Cash Distributions:

Net cash flow will be accounted for and distributed on a quarterly basis (if available) to the Members as follows:

50% pro rata to the Associate Members and 50% to the Founding Members.

However, newly admitted Associate Members shall not be entitled to receive any allocations of profit or loss until the first day of the calendar quarter immediately following the date of such Associate Member’s admission to the Company, so any cash distributions would begin with the calendar quarter following such allocation.

Liquidating Distributions:

Upon sale of the Company’s assets or such other liquidation event, the proceeds from such event will be distributed among the Members as follows:

•First, to pay all of the Company’s creditors;

•Second, to the establishment of reserves as required by law in connection with the Company’s dissolution and liquidation;

•Third, 100% pro rata to the Associate Members until each Associate Member has received a return of capital; and

•Fourth, 100% pro rata to the Founding Members until each Founding Member has received a return of capital; and

•Fifth, 50% pro rata to the Associate Members and 50% to the Founding Members.

Risk Factors:

There are a number of risks associated with the purchase of Associate Membership Units. The risk factors set forth in this Offering Circular, including those in the “Risk Factors” section below, identify important factors that an Investor should consider before investing in the Company. A summary of the some of the risk factors is included below:

1.The Company depends on the Managers to conduct its operations. The death or disability of Thomas Heimann would be detrimental to the operations of the Company. Expenses payable to the Managers are not determined on an arm’s length basis, therefore, there is no benefit of an arm’s length transactions typically conducted between unrelated parties.

2.The Company does not have an operating history. The prior performance for the Managers or their affiliated entities do not predict future results for the Company. Therefore, no assurance can be given that the Company will achieve its investment objectives;

3.National and local economic and business conditions that could affect the Company’s business;

4.Industry developments affecting the Company’s business, financial condition and results of operations; and

5.Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations.

•In making an investment decision Investors must rely on their own examination of the Company and the terms of the Offering, including the risks involved. The investment in Associate Units involves a high degree of risk and Investors should purchase Associate Units only if they can afford a complete loss of their investment. See the section “Risk Factors” below.

Company Expenses:

The Company shall bear all costs and expenses associated with our formation and operations, including, but not limited to, the annual tax preparation of the Company’s tax returns, any state and federal income tax due, legal fees, accounting fees, filing fees, any required independent audit reports required by agencies governing the business activities of the Company, management staffing and operational expenses, lease payments, contractors and capital expenses associated with our assets. We will also pay for all due diligence costs and expenses associated with the acquisition of properties.

The Managers will pay for their own administrative and overhead expenses incurred in connection with providing services to the Company. These expenses include all expenses incurred by the Managers in providing for their normal operating overhead, including, but not limited to, the cost of providing relevant support and administrative services (e.g., employee compensation and benefits, rent, office equipment, insurance, utilities, telephone, secretarial and bookkeeping services, etc.), but not including, any Company operating expenses described above.

Legal Counsel:

No independent counsel has been retained to represent the investors in the Company. Each investor should retain its own counsel and other appropriate advisers as to legal, regulatory and tax matters affecting investment in Associate Units and its suitability for such investor.

Company and Its Business:

Cloud Title Partners LLC was formed as a Florida limited liability company on January 8, 2024. The Company is offering, by means of this Offering Circular, Associate Membership Units on a “best efforts” basis.

As further described in the Offering Circular, the Company was formed for the purpose of operating a business opportunity that would allow REALTORS® to partner with a Title Company in order to receive profit sharing from the real estate settlement and title business of that Title Company in full compliance with RESPA. The Company is licensed as a Florida Title Agency to be partnered with Cloud Title LLC, a Florida limited liability company and an established, licensed Florida Title Agency, which is one of the Founding Members and Managers of the Company.

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RISK FACTORS

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING RISKS BEFORE SUBSCRIBING FOR ASSOCIATE MEMBERSHIP UNITS. THE RISK FACTORS BELOW ARE NOT INTENDED TO INCLUDE ALL POSSIBLE RISKS OF INVESTING IN THE COMPANY, NOR ARE THE SUMMARIES INTENDED TO PROVIDE COMPLETE DESCRIPTIONS OF THE RISKS THAT ARE INCLUDED. THERE IS A HIGH DEGREE OF RISK ASSOCIATED WITH A PURCHASE OF ASSOCIATE MEMBERSHIP UNITS AND ANY SUCH PURCHASE SHOULD BE MADE ONLY AFTER CONSULTATION WITH INDEPENDENT QUALIFIED SOURCES OF INVESTMENT, LEGAL AND TAX ADVICE. NO PERSON SHOULD CONSIDER SUBSCRIBING FOR MORE THAN HE CAN COMFORTABLY AFFORD TO LOSE.

AN INVESTMENT IN THE COMPANY CARRIES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE COMPANY’S OPERATIONS WILL BE SUCCESSFUL OR THAT ITS OBJECTIVES WILL BE ATTAINED. ACCORDINGLY, INVESTMENT IN THE COMPANY IS SPECULATIVE IN NATURE AND SUITABLE ONLY FOR SOPHISTICATED INVESTORS WHO ARE AWARE OF THE RISKS INVOLVED. PROSPECTIVE INVESTORS WHO WOULD LIKE MORE DETAILS ABOUT ANY RISK FACTOR SHOULD CONTACT THE MANAGERS DIRECTLY.

Company Related Risks

The Company is recently organized and has no operating history.

We are a recently formed company and have no operating history. We have no assets, no operating revenues and our prospects of future profitable operations may be delayed or never realized. We may encounter difficulties that prevent us from operating our anticipated business as intended or that will prevent us from doing so in a profitable manner. We, and the investment in Associate Membership Units described in this Offering Circular, must be evaluated in view of possible delays, additional expenses and other unforeseen complications that are often encountered by new business ventures. Our financial condition, results of operations, and ability to make or sustain distributions to our members will depend on many factors.

The Offer is being conducted as a best effort offering.

This offering is being conducted on a “best reasonable efforts” basis. No guarantee can be given that all or any of the Associate Membership Units will be sold, or that sufficient proceeds will be available to conduct successful operations.

An investment in our Associate Membership Units involves a high degree of risk.

Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this Offering Circular, in evaluating the Company, its business and prospects before purchasing the Associate Membership Units. The following risk factors, individually or occurring together, would likely have a substantially negative effect on our Company’s business and could cause it to fail.

The Company does not have a set term

An investment in the Company requires a long-term commitment, with no certainty of return. The Company does not have a stated term by which it must liquidate and distribute its assets to the Members, and as such, the ultimate disposition and liquidation of Company assets shall remain subject to the Manager’s sole discretion. There may be little or no near-term cash flow available to the Members. The Company’s operations described in this Offering Circular may involve a high degree of risk and poor performance could severely affect the total returns to the Members. Additionally, despite their experience in the title industry, the past performance of the Managers’ is not a guarantee of future results.

As a Member you have not selected our Managers and you have no ability to influence our operating decisions.

The Operating Agreement provides that the affairs and business of the Company will be managed under the direction of our Managers. As such, our Managers will hold virtually complete control over all material decisions affecting the business and affairs of the Company and can take almost any action without the consent of the Members. Associate Members do not elect or vote on our Managers and have limited ability to influence our business and operational and capital decisions.

There is not a current trading market for our Associate Membership Units and a trading market is unlikely to develop.

There is currently no established trading market for our Associate Membership Units and an active trading market in our Associate Membership Units is not likely to develop or, if such a market were to develop, may not be sustained. If for any reason a trading market does not develop, purchasers of the Associate Membership Units may have difficulty selling their Associate Membership Units should they desire to do so.

We may be unable to pay distributions on our Associate Membership Units and our Members may not be able to receive a return on their Associate Membership Units unless they sell them.

We are not able to assure our Members of net income in the future. As such, our Members may not be able to receive a return on their Associate Membership Units, The Company may consider the payment of cash distributions from time to time. However, any declaration and payment of distributions will be (i) dependent upon the Company’s results of operations, financial condition, cash requirements, capital improvements and other relevant factors; (ii) subject to the discretion of the Manager of the Company; and (iii) payable out of the Company’s surplus or current net profits. No assurance can be given that the Company will make distributions at any time in the future.

If our entity Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of our entity Manager, each of whom would be difficult to replace. The loss of the services of any one of the entity Manager’s principals and the process to replace any of our Manager’s principals would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

The price at which we are offering the Associate Membership Units is arbitrary.

The Managers established the offering price of our Associate Membership Units on an arbitrary basis. The Associate Membership Unit selling price bears no relationship to our book or asset values or to any other established criteria for valuing Associate Membership Units. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation. Such offering price is not an indication of the value of an Associate Membership Unit or the pro rata portion of the Company or the securities we may acquire in the future, and no assurance is given that any of the Associate Membership Units could be resold for the offering price or for any other amount.

The Associate Membership Units are not a liquid investment.

The Associate Membership Units have not been registered under any federal or state securities laws and therefore cannot be resold or otherwise transferred unless they are subsequently registered under such laws, or unless an exemption from such registration is available. We do not intend to register the Associate Membership Units with the SEC or any state securities agencies, and you will have no right to require the Company or the Manager to register the Associate Membership Units. There is presently no public or other market for the Associate Membership Units, and it is highly unlikely that such a market will develop in the future. In addition, certain restrictions on transfer of the Associate Membership Units are contained in the Operating Agreement. Under the circumstances, you should consider the purchase of Associate Membership Units to be an investment lacking liquidity and involving substantial risk.

We have not authorized any other party to provide you with information concerning us or this Offering.

Investors should carefully evaluate all of the information in this Offering Circular. We may receive media coverage, including coverage that is not directly attributable to statements made by our officers and employees, that incorrectly reports on statements made by our officers or employees or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this Offering.

Risk of projections and opinions.

Statements contained in this Offering Circular that are not historical facts are based on current expectations, estimates, projections, opinions and beliefs of the Manager. Such statements involve known and unknown risks, uncertainties and other factors, and undue reliance should not be placed thereon. No assurance can be given that returns from the Company will be equal or similar to those achieved or expected to be achieved by any past results, and no assurances can be given that actual results will achieve the Company’s stated objectives.

Risk associated with management.

The success of the Company will depend significantly upon the skill and expertise of the Manager and the success of the portfolio of models developed, tested and implemented over time by the Manager. The Manager will make all decisions with respect to the commodity interests traded and the development of the trading methodology and the application of this methodology to the investment of the assets of the Company. The profitability of the Company depends upon the Manager’s ability to identify suitable models, evaluate risk and assess the future robustness and viability of current and new models, and the methodology itself, over a wide range of markets and market conditions. There can be no assurance that Manager will be able to identify such opportunities, always evaluate risk properly or accurately capture price movements.

Side Letters and other arrangements with selected Members; Material modification of terms.

The Company and the Manager intend to enter into one or more side letter agreements or other arrangements with certain Members from time to time that will contain more favorable fee and expense terms and other terms for such certain Members, and/or create preferences, priorities or other rights for such certain Members. To the extent that any fees or expense (including, but not limited to organizational and offering expenses, operating expenses and transactional costs) are waived, reduced or rebated to a particular Member, the remaining Members may, as a result, bear a larger share of any fees payable, or expenses incurred, by the Company. Additionally, any preferences or priorities or other rights provided to such Members could adversely affect the liquidity of the Company’s assets the rate of return on other Members’

investment in the Company or cause other adverse consequences to the other Members and/or their Associate Membership Units.

In addition, the Company or Manager may offer certain Members and prospective Members additional or different information or reports than that provided to the other Members of the Company. Such information and reports may provide the recipient greater insights into the Company’s activities than is included in the reports provided to the other Members, thereby enhancing the recipient’s ability to make investment decisions with respect to the Company. Subject to applicable law, neither the Company nor the Manager is required to disclose the existence or terms of any such agreements to any other Member or to offer the terms of any such agreements to any other Member.

Effect of suspension of withdrawals.

Withdrawals by Members may be suspended in certain circumstances. If the Company suspends the withdrawal of Associate Membership Units, the value of Associate Membership Units may decrease substantially both during the period of suspension and possibly longer as a result of the Company imposing a suspension.

Lack of Member control over Company policies.

The management, financing, leasing and disposition policies of the Company and its policies with respect to certain other activities, including its distributions and operating policies, are determined by the Manager. To the extent permitted by the Operating Agreement, these policies may be changed from time to time at the discretion of the Manager without a vote of the Members of the Company, although the Manager has no present intention to make any such changes. Any such changes could be detrimental to the Members’ Associate Membership Units in the Company.

Absence of recourse to Manager.

The Operating Agreement of the Company includes exculpation and indemnification provisions that will limit the circumstances under which the Manager can be held liable to the Company. As a result, Members may have a more limited right of action in certain cases than they would in the absence of such limitations.

Recourse to Company assets.

Assets of the Company, including any capital held by the Company, are available to satisfy the obligations and liabilities of the Company. If the Company itself becomes subject to a liability, parties seeking satisfaction of such liability may have recourse to the Company’s assets generally rather than being limited to a particular asset (such as the one giving rise to the liability).

Absence of SEC regulatory oversight.

The Company is not registered as an investment company or in any other capacity with the SEC, and this offering has not been registered with the SEC. Moreover, neither of the Managers is registered as an investment adviser under the Investment Advisers Act of 1940.

Investment and due diligence process risk.

Before making major investments or business decisions, the Managers will conduct due diligence that they deem reasonable and appropriate based on the applicable facts and circumstances. When conducting due diligence, the Managers may be required to evaluate important and complex business, financial, tax, accounting and legal issues. When conducting due diligence and making an assessment, the Managers will rely on the resources reasonably available to them, which in some circumstances, whether or not known to the Managers at the time, may not be sufficient, accurate, complete or reliable. Due diligence may not reveal or highlight matters that could have a material adverse effect on the value of an investment or prudence of a business decision.

Increased regulatory oversight.

Increased regulation and regulatory oversight of private investment funds and their managers may impose administrative burdens on the Managers, including, without limitation, responding to examinations and other regulatory inquiries and implementing policies and procedures. Recently, regulators in the United States and other countries have shown particular interest in funds engaging in systematic, quantitative and so-called “high-frequency” trading, which could increase the risk of administrative burdens being placed on the Managers. Such administrative burdens may divert the Managers’ time, attention and resources from management activities to responding to inquiries, examinations and enforcement actions (or threats thereof). Regulatory inquiries often are confidential in nature, may involve a review of an individual’s or a firm’s activities or may involve studies of the industry or industry practices, as well as the practices of a particular institution.

Effect of substantial losses or withdrawals.

If, due to extraordinary market conditions or other reasons, the Company and other companies managed by the Managers were to incur substantial losses or were subject to an unusually high level of withdrawals, the revenues of the Managers may decline substantially. Such losses and/or withdrawals may hamper the entity Manager’s ability to (i) retain employees; (ii) provide the same level of service to the Company as it has in the past; and (iii) continue operations.

Delayed schedules K-1.

The Company will provide final Schedules K-1 to the Members for any given fiscal year within sixty (60) days after the end of each fiscal year of the Company, or as soon as reasonably practicable thereafter. Members may be required to obtain extensions of the filing date for their income tax returns at the U.S. federal, state and local levels

Competition; availability of investments

Certain markets in which the Company may invest are extremely competitive for attractive investment opportunities. As a result, there can be no assurance that the Manager will be able to identify or successfully pursue attractive investment opportunities in such environments.

Risk of Loss

No guarantee or representation is made that the Company’s operations will be successful. Real estate activity may vary substantially over time. No assurance can be made that profits will be achieved or that substantial or complete losses will not be incurred.

Our operations are highly dependent on our Managers and the Managers’ key personnel in successfully conducting this offering.

Our Managers will conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our Managers and any of their personnel to sell our

Associate Membership Units. If this strategy is not successful in selling our Associate Membership Units, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our business plan. If we are unsuccessful in implementing our business plan, you could lose all or a part of your investment.

Our entity Manager’s key personnel are not required to devote their full-time attention to our business.

Our entity Manager’s principals and key personnel are not required to devote their respective individual capacities full-time to our business and affairs, but only such time as may reasonably be required.

Uncertain economic conditions, including as a result of the COVID-19 recovery and the upcoming election.

The outbreak of COVID-19 and the responses of governmental authorities, companies and the self-imposed restrictions by many individuals across the world to stem the spread of the virus significantly reduced global economic activity in a wide range of business sectors, including real estate related markets. Concerns over the negative effects of COVID-19 and other potential pandemics on economic and business prospects across the world contributed to increased market volatility and diminished expectations for the global economy. While the effects have been mitigated over time, there continues to be an impact as the global economy recovers and long-term implications remain uncertain.

In addition, other weaknesses in local economies and/or the national or international economies, including any credit market weakness and/or volatility, could materially and adversely impact the investments made by the Company’s operations. Further, recent world events evolving out of increased terrorist activities and the political and military responses of the targeted countries have created an air of uncertainty concerning the security and stability of world and United States economies. Historically, successful terrorist attacks have resulted in decreased travel and tourism to the affected areas, increased security measures and disturbances in financial markets. It is impossible to determine the likelihood of any future terrorist attacks on United States targets, the nature of any United States response to such attacks or the social and economic results of such events. However, any negative change in the general economic conditions in the United States could adversely affect the financial condition and operating results of the Company.

Further, the upcoming presidential election introduces uncertainties and potential risks that could impact real estate markets. Political transitions or changes in government policies may influence investor sentiment and investment activity in the real estate sector. Uncertainty surrounding election outcomes, changes in regulatory frameworks, or shifts in economic policies may lead to fluctuations in demand for real estate assets, affecting property valuations, transaction volumes, and investment returns. Election-related developments, such as shifts in monetary policies or fiscal stimulus measures, could also impact interest rates and financing conditions in the real estate market. Changes in borrowing costs or access to financing may affect property affordability, construction activity, and investment returns for real estate professionals, investors, and property owners.

The Company is unable to predict the likely impact of current economic conditions including the impact of the recovery from the COVID-19 pandemic and the upcoming election on the real estate industry. As a result, there can be no assurance that our operations will achieve anticipated results.

Risks Related to Associate Membership Units

The Company cannot guarantee that investors will receive any return on their investment.

There is no guarantee that the Company will be able to make any distributions or, if there are any, when they will be made, or for that matter, that investors will not lose all of their investment. Available cash for distribution, if any, shall at all times be subject to the required payment of Company expenses and the maintenance of reserves deemed appropriate by the Company, restrictions under the Company’s loan documents.

Investors will lack certain ongoing information regarding the Company and the Company’s operations.

While the Company will provide you with periodic updates concerning the Company and the Company’s operations, the Company will not provide audited financial statements.

Because no public trading market for a purchaser’s Associate Membership Units currently exists, it will be difficult for you to sell your Associate Membership Units and, if you are able to sell your Associate Membership Units, you will likely sell them at a discount to your purchase price.

Our Operating Agreement does not require our Manager to seek Member approval to liquidate our assets by a specified date, nor is there a public market for our Associate Membership Units. Additionally, the transfer or sale of Associate Membership Units will be further restricted as set forth in our Operating Agreement, the provisions of the Securities Act of 1933, as amended, and Rule 144 thereunder. Because of the illiquid nature of our Associate Membership Units, you should purchase our Associate Membership Units only as a long-term investment and be prepared to hold them for an indefinite period of time. We describe the transfer restrictions set forth in the Operating Agreement in more detail under the section titled “Description of Our Associate Membership Units”.

The price at which our Associate Membership Units are being offered was arbitrarily determined; the actual value of your Associate Membership Units may be substantially less than what you pay.

We established the offering price of our Associate Membership Units on an arbitrary basis. The Associate Membership Unit selling price bears no relationship to our book or asset values or to any other established criteria for valuing Associate Membership Units. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

Your interest in us may be diluted if we issue additional units of membership interest, including additional Associate Membership Units.

Investor’s purchasing Associate Membership Units in this Offering will be protected from further dilution by the Company, such that following the conclusion of this Offering, if the Company were to issue additional Units (regardless of the class or series of such Units), each investor would have a right to purchase his, her or its pro rata share of such Units such that the investor’s percentage interest in the Company remains the same both prior to and after the issuance of such additional Units. If an investor were to decline to purchase such additional Units, such investor will be diluted.

As a Member you have not selected our Managers and you have very limited ability to influence the operating decisions.

The Operating Agreement provides that the affairs and business of the Company will be managed under the direction of our Managers. Subject to certain approval rights of a majority of the Founding Members with respect to certain matters, our Managers will hold complete control over all material decisions affecting the business and affairs of the Company and can take most actions without the consent of the Members. Members do not elect or vote on our Managers and have only very limited voting rights on matters affecting our business, and therefore limited ability to influence our business and operational decisions.

Members are subject to the risk that distributions may not equal the tax burden to Members.

So long as we are a limited liability company, we will be taxed as a partnership. Members will therefore be allocated their share of our income, deduction, gain and loss each year. Normally, an investment in the Company will cause the taxable income of Members who are subject to state and federal income tax to increase. Consequently, an increase in a Member’s taxable income will subject that Member to an increased income tax liability. Members must obtain cash to satisfy that liability. That cash can come from a wide variety of sources. Members need to be aware that any distributions of cash from operations paid to a Member may not be sufficient to satisfy the income tax liability attributed to the Member’s allocable share of the Company income and gain. Hence, the Member may be forced to either borrow or use cash from another source to satisfy their income tax liabilities associated with an investment in the Company.

Members may experience a loss on dissolution and termination of the Company.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of our assets, if any, will be distributed to the Members, but only after the satisfaction of claims of creditors. Accordingly, the ability of a Member to recover all or any portion of its investment in the Company under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. There is no guarantee of a return of the Member’s invested capital.

Under certain circumstances, Members could lose the limited liability protection typically afforded Members of a limited liability company.

In general, holders of membership interests in a limited liability company are not liable for the debts and obligations of a limited liability company beyond the amount of the capital contributions they have made or are required to make under their Subscription Agreement. Under the Florida Revised Limited Liability Company Act, members of a limited liability company would be held personally liable for any act, debt, obligation or liability of a limited liability company to the extent that Members of a business corporation would be liable in similar circumstances. In this regard, the court may consider the factors and policies set forth in established case law with regard to piercing the entity veil, except that the failure to hold meetings may not be considered a factor tending to establish that the Members have personal liability for any act, debt, obligation or liability of the limited liability company if the articles of organization and Operating Agreement do not expressly require the holding of regular meetings of Members and Managers. The Managers intend to act in a manner reasonably designed to avoid personal liability on the Members by complying with the Operating Agreement and applicable state-imposed formalities.

The merits of this offering have not been approved by any federally registered broker-dealer.

The Company will not market and sell the Associate Membership Units through any federally-registered broker-dealers. Federally registered broker-dealers have a duty to a prospective purchaser to ensure that an investment is suitable for that purchaser, that such broker-dealer has conducted adequate due diligence with respect to an offering and that the offering complies with federal and state securities laws. Although the Company has a duty under applicable securities laws to make sure this Offering Circular is accurate and complete, this Offering Circular has not been reviewed by an independent third party, including federally registered broker-dealers.

An investment in the Associate Membership Units is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Our business is speculative, and consequently there can be no assurance that we will satisfy any of our business goals. An investment in the Associate Membership Units involves a high degree of risk, and no assurance can be given that our cash flow, profits, and capital will be sufficient to make current or liquidating distributions as planned. Investors may not realize any return on their investment and could lose their entire investment altogether.

The offering information contained in this Offering Circular may be incomplete.

The Associate Membership Units are being offered pursuant to Tier 1 of Regulation A. Although we have tried to provide all the information we believe is necessary for you to make an informed decision, and we are ready to answer any questions you might have, it is possible that you would make a different decision if you had more information.

By purchasing Associate Membership Units in this offering, Members are bound by the arbitration provisions contained in the Subscription Agreement limit a Member’s ability to bring class action lawsuits or seek remedy on a class basis, including with respect to securities law claims.

By purchasing Associate Membership Units in this offering, Members agree to be bound by the arbitration provisions contained in our Subscription Agreement (the “Arbitration Provision”). Such Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that are related to the Company, including with respect to this offering, the Company’s holdings, its Associate Membership Units, ongoing operations and the management of the Company’s investments, among other matters and limit the ability of Members to bring class action lawsuits or similarly seek remedy on a class basis.

By agreeing to be subject to the Arbitration Provision, Members are severely limiting their rights to seek redress against the Company in court. For example, a Member may not be able to pursue litigation for any claim in state or federal courts against the Company, the Board members, Officers and employees including with respect to securities law claims, and any awards or remedies determined by the arbitrators may not be appealed. In addition, arbitration rules generally limit discovery, which could impede a Member’s ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration, which may discourage attorneys from agreeing to represent parties wishing to commence such a proceeding.

Specifically, the Arbitration Provision provides that either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a claim be final and binding arbitration. The Company has not determined whether it will exercise its right to demand arbitration but reserve the right to make that determination on a case-by-case basis as claims arise. In this regard, the Arbitration Provision is similar to a binding arbitration provision as the Company is likely to invoke the Arbitration Provision to the fullest extent permissible.

Any arbitration brought pursuant to the Arbitration Provisions must be conducted in the State of Florida, in The United States of America. The term “Claim” as used in the Arbitration Provisions is very broad and includes any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with the Member), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the Member’s subscription agreement, the Company and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except an individual Claim that Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court) the validity or enforceability of the Arbitration Provisions, any part thereof, or the entire subscription agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counterclaims, crossclaims, third-party claims, or otherwise. The scope of the Arbitration Provisions is to be given the broadest possible interpretation that will permit it to be enforceable. Based on discussions with and research performed by the Company’s counsel, the Company believes that the Arbitration Provisions are enforceable under federal law, the laws of the State of Florida, or under any other applicable laws or regulations. However, the issue of enforceability is not free from doubt and to the extent that one or more of the provisions in the Subscription Agreement with respect to the Arbitration Provisions or otherwise requiring Members to waive certain rights were to be found by a court to be unenforceable, the Company would abide by such decision.

Further, potential Members should consider that Subscription Agreement restricts the ability of the Members to bring class action lawsuits or to similarly seek remedy on a class basis, unless otherwise consented to by the Company or its Board members and Officers. These restrictions on the ability to bring a class action lawsuit are likely to result in increased costs, both in terms of time and money, to individual Members who wish to pursue claims against the Company.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISIONS, MEMBERS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL AND STATE SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

Risks Related to Investing in a Real Estate Related Business

Our performance will be subject to general economic conditions and risks associated with real estate operations.

The investment returns available from operations depends on the amount of income earned from real estate transactions, as well as the expenses incurred in connection with the operations. If we do not generate income sufficient to meet operating expenses, then our ability to make distributions to our members could be adversely affected. Operations may be adversely affected by the factors listed below, some of which are described in greater detail in the pages that follow:

•downturns in international, national, regional and local economic conditions (particularly increases in unemployment);

•changes in supply of or demand for real property;

•changes in interest rates;

•changes in, or increased costs of compliance with, governmental laws, rules, regulations and fiscal policies, including changes in tax and real estate laws;

•political, regulatory or other factors;

•civil unrest, acts of God, including pandemics, epidemics, earthquakes, hurricanes, tornadoes, floods and other natural disasters, which may result in uninsured losses, and acts of war or terrorism; and

•increases in operating expenses.

We depend on agents for our revenues.

We will depend on our Associate Members (all of whom are active Florida real estate licensees)  for referrals of settlement business. Our operating results and cash available for distribution would be adversely affected if a significant number of our Associate Members were unwilling or unable to refer business to us.

We are subject to risks associated with uninsured losses.

There are certain types of losses, such as acts of war, terrorism, hurricanes, floods, or seismic activity, which now or in the future may be uninsurable or not economically insurable. Inflation, changes in building or zoning codes and ordinances, environmental considerations, and other factors may also make it infeasible to use insurance proceeds to replace an asset if it is damaged or destroyed.

Our operations could be harmed by a prolonged economic slowdown, a lengthy or severe recession or declining real estate values.

Our operations may be susceptible to economic slowdowns or recessions, which could lead to financial losses and a decrease in revenues and net income. An economic slowdown or recession could have a material negative impact on the real estate market. Declining real estate values will likely reduce our income. Any sustained period of declining real estate values could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

Risks Related to Compliance and Government Regulation

The Offering is not registered with the SEC and no entity has made any determination that this Offering Circular is adequate or accurate.

The Offering of the Associate Membership Units will not be registered with the SEC under the Act and the Associate Membership Units are being offered in reliance upon an exemption from the registration provisions of the Act. The Associate Membership Units are being offered and will be sold, to prospective investors in reliance upon the Tier 1 of Regulation A exemption from registration provided in the Act. If the Company should fail to comply with the requirements of such exemption, the prospective investors may have the right, if they so desired, to rescind their purchase of the Associate Membership Units. It is possible that one or more prospective investors seeking rescission would succeed. This might also occur under the applicable state securities or “Blue Sky” laws and regulations in states where the Associate Membership Units will be offered. If one or more Members were successful in seeking rescission, the Company would face significant financial demands that could adversely affect the Company as a whole and, thus, the investment in the Associate Membership Units by the remaining Members.

Business and regulatory risks.

The financial services industry generally, and the activities of hedge funds and their managers in particular, have been subject to intense regulatory scrutiny. Such scrutiny may increase the Company’s and the Manager’s exposure to potential liabilities and to legal, compliance and other related costs. Increased regulatory oversight may also impose additional administrative burdens on the Manager. In addition, securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions during market emergencies. The effects of any regulatory changes on the Company could be substantial and adverse.

The Company’s income may be reduced if it is required to register as an investment company under the Investment Company Act; if we become an unregistered investment company, we could not continue our business.

The Manager has decided to comply with the Section 3(b)(1) exemption from registration as an Investment Company available under the Investment Company Act of 1940, as amended (“Investment Company Act”). Section 3(b)(1) generally excludes from the definition of “Investment Company” any company that is engaged primarily in a business other than trading in securities.

If we were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things: (i) limitations on capital structure; (ii) restrictions on specified investments; (iii) prohibitions on transactions with affiliates; and (iv) compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business.

We will not be subject to ongoing public reporting requirements with the SEC, and our Members will receive less information than public companies.

We will not be required to publicly report financial information with the SEC on an ongoing basis under the reporting rules set forth in Regulation A for Tier 1 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The differences include, but are not limited to, not being required to file annual or semiannual reports, after the offering is completed.

Risks associated with investments by Benefit Plans.

In considering the acquisition of Associate Membership Units to be held as a portion of the assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA (a “Benefit Plan” or “Plan”), a Plan fiduciary, taking into account the facts and circumstances of such trust, should consider, among other things: (a) the effect of the “Plan Asset Regulations” (Labor Regulation Section 2510.3-101) including potential “prohibited transactions” under the Code and ERISA; (b) whether the investment satisfies the “exclusive purpose,” “prudence,” and “diversification” requirements of Sections 404(a)(l)(A),(B) and (C) of ERISA; (c) whether the investment is a permissible investment under the documents and instruments governing the plan as provided in Section 404 (a)(l)(D) of ERISA; (d) the Plan may not be able to distribute Associate Membership Units to participants or beneficiaries in pay status because the Manager may withhold its consent; and (e) the fact that no market will exist in which the fiduciary can sell or otherwise dispose of the Associate Membership Units and we has no history of operations. The prudence of a particular investment must be determined by the responsible fiduciary with respect to each employee benefit plan, considering the facts and circumstances of the investment.

PROSPECTIVE BENEFIT PLAN INVESTORS ARE URGED TO CONSULT THEIR ERISA ADVISORS WITH RESPECT TO ERISA AND RELATED TAX MATTERS, AS WELL AS OTHER MATTERS AFFECTING THE BENEFIT PLAN’S INVESTMENT IN THE COMPANY. MOREOVER, MANY OF THE TAX ASPECTS OF THE OFFERING DISCUSSED HEREIN ARE APPLICABLE TO BENEFIT PLAN INVESTORS WHICH SHOULD ALSO BE DISCUSSED WITH QUALIFIED TAX COUNSEL BEFORE INVESTING IN THE COMPANY.

Risks Related to Conflicts of Interest

Allocation of distributions and the entity Manager’s incentive.

Since one of our Managers will receive a portion of the Company’s profits, such entity Manager may have an incentive to take more risks than it would otherwise take in the absence of such performance-based compensation. In addition, the method of calculating the amount of participation in the Company’s profits may result in conflicts of interest between our entity Manager on the one hand, and the Members on the other hand, with respect to the management and operations.

Management of the Company; Allocation of time.

It is expected that the Managers will devote substantial time and effort to the Company and the Offering. However, the Managers and its principals may work on various projects not involving the Company, and conflicts of interest may arise in allocating time, services or functions of such parties. The Manager may form additional companies or ventures or serve as manager for other client accounts with investment objectives and strategies substantially similar to those of the Company. The principals of the Manager and its affiliates may have investments in certain of the entities which they manage which exceed their investments in the Company. Further, the Manager and its affiliates may engage in other business activities unrelated to the Company and the Offering. As a result of the foregoing, the Manager and its affiliates may have conflicts of interest in allocating their time and activity between the Company and other entities or activities and in allocating investments among the Company and other entities.

The Company has not retained separate counsel for the Members.

Separate counsel has not been engaged to act on behalf of investors in the Company. The Manager and Company have the same legal counsel with respect to the Offering.

Tax Related Risks

There may be tax risks to the Company and its Members.

There are risks associated with the federal income tax aspects of an investment in the Company. The Internal Revenue Service (“IRS” or “Service”) could potentially examine tax issues that could affect the Company. Moreover, the income tax consequences of an investment in the Company are complex, and tax legislation could be enacted and regulations adopted in the future to the detriment of Members. Certain paragraphs that follow summarize some of the tax risks to the Members who own the Associate Membership Units. A discussion of the tax aspects of the investment is set forth under “TAX CONSIDERATIONS.” Because the tax aspects of this Offering are complex and may differ depending on individual tax circumstances, each prospective investor must consult with and rely on his/her own independent tax advisor concerning the tax aspects of the Offering and his/her individual situation. No representation or warranty of any kind whatsoever is made with respect to the acceptance by the IRS authorities of the treatment of any item by the Company or by any Member.

An IRS or other audit of the Company’s books and records could result in changes in our income tax returns.

The Company’s federal income tax returns could potentially be audited by the IRS or other authorities. Such an audit could result in the challenge and disallowance of some of the credits or deductions claimed in such returns. The Company does not assure or give a warranty of any kind with respect to the deductibility of any such items or the eligibility for tax credits in the event of either an audit or any litigation resulting from an audit.

The IRS may challenge the allocation of net income and net losses.

In order for the allocations of income, gains, deductions, losses and credits under the Operating Agreement to be recognized for tax purposes, such allocations must possess substantial economic effect. The Company cannot assure you that the IRS will not claim that such allocations lack substantial economic effect. If any such challenge to the allocation of losses to any Member were upheld, the tax treatment of the investment for such Member could be adversely affected.

A Member may have taxable income that exceeds the amount of cash distributions received.

A Member’s taxable income resulting from his/her interest in the Company may exceed the cash distributions that such Member receives from the Company. This may occur because the Company’s receipts may constitute taxable income but its expenditures may constitute nondeductible capital expenditures or loan repayments. Thus, a Member’s tax liability may exceed his/her share of cash distributions from the Company. The same tax consequences may result from the sale or transfer of a Member’s Associate Membership Units, whether voluntary or involuntary, and may produce ordinary income or capital gain or loss.

If the IRS were to audit the Company, a Member could be liable for accuracy related penalties and interest.

In the event of an audit in which Company deductions are disallowed, the IRS could assess significant penalties and interest on tax deficiencies. The Code provides for penalties relating to the accuracy of income tax returns equal to twenty percent (20%) of the portion of the underpayment to which the penalty applies. The penalty applies to any portion of any understatement, which is attributable to (1) negligence; (2) any substantial understatement of income tax; or (3) any substantial valuation misstatement. Additional interest may be imposed on underpayments relating to tax shelters. The Manager believes that the Company is not a “tax shelter,” as defined, and that there is substantial support for the positions to be taken by the Company on its income tax returns. However, the Company cannot assure you that the IRS will agree with these positions.

Changes in U.S. federal income tax law could adversely affect an investment in the Company.

Congress enacts new tax laws on a regular basis which make significant changes to the federal tax law. Congress could make additional changes in the future to the income tax consequences with respect to an investment in the Company. In addition, Congress is currently analyzing and reviewing numerous proposals regarding changes to the federal income tax laws. The extent and effect of such changes, if any, is uncertain.

THE DISCUSSION OF TAX CONSEQUENCES CONTAINED IN THIS OFFERING CIRCULAR IS A SUMMARY OF TAX CONSIDERATIONS BASED ON THE LAW, COURT RULINGS AND REGULATION PRESENTLY IN EFFECT AND TRUE. IT IS NOT TO BE CONSTRUED AS TAX ADVICE. FURTHER, PROSPECTIVE INVESTORS SHOULD BE AWARE THAT NEW ADMINISTRATIVE, LEGISLATIVE OR JUDICIAL ACTION COULD SIGNIFICANTLY CHANGE THE TAX ASPECTS OF THE COMPANY AT ANY TIME, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY AND THE MEMBERS. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX COUNSEL AND/OR ADVISOR AS TO THE POTENTIAL TAX IMPLICATIONS THAT AN INVESTMENT IN THE COMPANY WILL HAVE ON THEM.

PLAN OF DISTRIBUTION

The Company is offering up to four hundred (400) of our Associate Membership Units pursuant to this Offering Circular for a total maximum offering of One Million Dollars ($1,000,000). Our Associate Membership Units will be offered primarily directly by the Company, the Manager and associated persons of the Company and Manager on an ongoing and continuous basis. The associated persons of the Company and Manager who will be offering the Associate Membership Units are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), officers who sell Associate Membership Units will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers. However, such persons may be required to register a broker under Florida securities law.

While most Associate Membership Units are expected to be offered and sold directly by the Company, the Manager and their respective officers and employees, the Company or Manager has reserved the right to offer and sell Associate Membership Units through the services of independent broker/dealers who are member firms of FINRA. As of the date of this Offering Circular, the Company or Manager has not engaged any broker-dealer and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify investors of such engagement. It is anticipated that the customary and standard commissions of a licensed broker-dealer may be up to nine percent (9%) of the proceeds received for the sale of Associate Membership Units. Notwithstanding the foregoing, the amount and nature of commissions payable to federally registered broker-dealers is expected to vary in specific instances and may be lower than the one listed herein. The investor who is admitted to the Company through such a federally registered broker-dealer (and not the Company or the Managers) will be responsible for all such commissions payable to such broker-dealers (and such payments may reduce the investor’s invested capital).

The offering will continue through the earliest of (1) the date upon which all $1,000,000 in Associate Membership Units have been sold; or (2) the date on which we terminate this offering. Following qualification of the offering statement of which this Offering Circular is a part, the Company will conduct closings of this offering at its discretion

Once the SEC qualifies this offering, we are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, TV, and the Internet. This offering will primarily be advertised to Florida real estate agents.

Compensation Payable to FINRA Members

There will be no exclusive selling agent. The Associate Membership Units will be offered for sale by associated persons of the Company and the Managers. The Company does not expect to use the services of federally registered broker-dealers (“Broker-Dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

In conducting this offering, the associated persons of the Company, intend to rely on the exemption from federal registration contained in Exchange Act Rule 3a4-1.

The Managers do not currently anticipate that investments in the Company would result in the Company paying a selling commission to a Broker-Dealer. However, if required such commissions would range between one percent (1%) to seven percent (7%) on any new funds. The Company may also engage the services of a federally-registered managing broker dealer for the sale of Associate Membership Units. Any managing broker dealer will be entitled to receive a fee equal to two percent (2%) of the gross proceeds.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Company’s website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase our Associate Membership Units, a prospective investor must electronically complete, sign and deliver to us an executed Subscription Agreement like the one attached to this Offering Circular as Exhibit B, and wire funds for its subscription amount in accordance with the instructions provided therein.

An investor will become a Member, including for tax purposes, and the Associate Membership Units will be issued, as of the date of settlement; provided, however, that allocations of profit or loss will not begin to accrue for such Associate Member until the first day of the calendar quarter following the date of a such Associate Member’s admission. Settlement will not occur until an investor’s funds have cleared and the Company accepts the investor as a Member.

We reserve the right to reject any investor’s subscription in whole or in part for any reason. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Commencement of Offering Period.

The offering period will commence upon this Offering Circular being qualified by the SEC.

Blue Sky Laws

As a Tier 1 offering pursuant to Regulation A under the Securities Act, this offering will be subject to state “Blue Sky” law review, and subject to certain state filing requirements and anti-fraud provisions. As of the date of this Offering Circular, we expect to register only with the State of Florida. Filing with additional states would require additional time and expense.

Transferability of our Associate Membership Units.

Our Associate Membership Units are generally not freely transferable by Members. Transfer of Associate Membership Units by Members is restricted by applicable securities laws or regulations as well as the Operating Agreement.

Advertising, Sales and Promotional Materials.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our Associate Membership Units, these materials will not give a complete understanding of this offering, us or our Associate Membership Units and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in our Associate Membership Units.

These marking and promotional materials will contain only information that does not conflict with the information provided by this Offering Circular, the materials will not provide a prospective investor a complete understanding of this offering, the Company, the Associate Membership Units and will not be considered part of this Offering Circular. The offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular prior to deciding to purchase Associate Membership Units.

Supplements and Post-Qualification Amendments to this Offering Circular.

In compliance with Rule 253(e) of Regulation A, we shall revise this Offering Circular during the course of the offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Circular and be requalified under Rule 252.

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ESTIMATED USE OF PROCEEDS

The below table sets forth our estimated use of proceeds from this offering. We will realize gross proceeds from the offering of up to $1,000,000.00 if we raise the maximum amount. We anticipate the proceeds will generally be used as detailed below. The estimates set forth below do not take into account the use of any financial leverage and are not intended to represent the order of priority in which the proceeds may be applied. We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering costs and expenses, which include legal and accounting costs) for investment purposes. We may not be able to promptly use the net proceeds of this offering to acquire assets. In the interim, we may invest in money market accounts. Such money market accounts will not earn as high of a return as we expect to earn on our business.

The offering scenario presented below is for illustrative purposes only and the actual amounts of proceeds, if any, may differ. Some of the numbers in the below table have been rounded.

	Maximum Offering

	Amount	Percentage of Gross Proceeds

Gross Offering proceeds (1)	$1,000,000	100.00%
Organization and Offering (2)	($60,000)	(6.00%)
Total Offering and Organization Expenses and Fees	($60,000)	6.00%
Available for Investment	($940,000)	94.00%

Offering and Organization Expenses and Fees	($60,000)	6.00%
Total Application	$1,000,000	100.00%

_________________________

(1)The costs shown in this Estimated Use of Proceeds are based on the Company’s’ expectations for the total costs to subscribe and close the offering. Because actual costs may vary from the budgeted amount, the Company’s may use excess funds in one category to cover a shortage in another category. If actual total costs exceed the amount budgeted, the Company’s has agreed to use its Initial Management Fee to cover the excess costs. If actual total costs are less than budgeted, the excess funds will be retained as additional reserves, either by the Manager or the lender, as applicable.

(2)The Manager will be entitled to reimbursement for expenses incurred in connection with the organization of the Company’s organizational and offering expenses. Actual organization and offering expenses may vary from the budgeted amount shown, but shall include, but not be limited to, legal and accounting expenses.

EXECUTIVE SUMMARY

Cloud Title Partners LLC (the “Company”) represents a fractional joint venture opportunity for productive Florida Real Estate Agents and Brokers to participate in, and own an equity stake in, a Florida Licensed Title Agency for the purpose of legally referring title and settlement business to the Company and in return earn profit shares in accordance with their ownership percentage, represented by Associate Membership Units in Cloud Title Partners.

It is the intention that the Company, as a Florida Licensed Title Agency, will operate as a related entity to Cloud Title LLC (and license the Cloud Title Trademark), with the Company generating the title business, as well as providing certain core title services, and Cloud Title LLC providing much of the processing, escrow accounting and backoffice operations.

The goal is for the Company to retain or earn at least seventy percent (70%) of the Transaction Gross Profit, and for Cloud Title LLC to receive fees of approximately $750 per transaction for services performed, not to exceed thirty percent (30%) of the Transaction Gross Profit. For purposes of these provisions, “Transaction Gross Profit” is defined as the income generated on each real estate transaction by taking all revenue (closing fees, premiums, search fees, etc.) minus direct expenses related to that transaction (underwriter premiums paid, notary fees, shipping and other related direct expenses).

The Company is created to form a unique joint venture vehicle whereby Associate Membership Units will be sold to licensed real estate agents that meet certain criteria via a Regulation A offering. Agents will then be paid profit shares in direct proportion to their ownership in the Company, and not in proportion to any business that they may refer. This will give agents and brokers the opportunity to own part of a Title Company for as little as $2,500 (the minimum investment).

The Company is structured in such a way that all agents collectively will own fifty percent (50%) of the membership interests in the Company via one membership class, the Associate Membership Units, and the Founding Members will own the other fifty percent (50%) of the membership interests in the Company, once fundraising has started and Associate Members are admitted.

Founding Members will be the sole members with voting rights. Associate Members will be entitled to profit distributions only, and any newly admitted Associate Member will not be entitled to receive any allocations of profit or loss until the first day of the calendar quarter immediately following the date of such Associate Member’s admission to the Company.

Once the SEC Registration is complete, we will begin marketing the opportunity to Agents in Florida: Social Media, Email and Direct Mail, and an exhibit at the Florida REALTOR Convention in Orlando in August.

The offering will be marketed on a best offer basis with no required minimum investments. Subscriptions will be accepted and closed monthly or quarterly, at the discretion of the Managers. We will have minimum requirements for agents to qualify for subscriptions and we will permit agents to subscribe to up to ten (10) Associate Membership Units priced at $2,500 per unit, but the Company will reserve the right to accept only one, some or none of the units subscribed based on the agent’s background, qualifications and other miscellaneous requirements, in the sole discretion of the Managers.

Once agents start to send business to the Company, then profits will be shared among the Members on a quarterly basis. Based upon current transactions handled by Cloud Title LLC, the Company estimates the retained Transaction Gross Profit to be approximately $1,750 per transaction, with fifty percent (50%) of that being paid out to the Associate Members. The Company will subscribe up to a maximum of eight hundred (400) Associate Membership Units representing One Million Dollars ($1,000,000) of funds raised through this Offering.

Startup Costs and Risks

The most significant startup costs are legal fees to secure the SEC registration to be able to offer/sell ownership interest in the Company to real estate agents, which is estimated at approximately Sixty Thousand Dollars ($60,000). There will be additional expenses to get the Company licensed and to cover initial marketing expenses. Once subscriptions are received, the funds from these subscriptions will provide additional funds for marketing.

The main risks are that agents will not want to take advantage of this Regulation A Offering, which is highly unlikely, or that the government may make changes to their RESPA regulations, or other rules and regulations regarding Title Companies, which cannot be estimated but is also unlikely.

Among fall back options to those risks would be to pivot the Company to be a standard “on the shelf” joint venture opportunity for one or two large brokerages, or to merge the Company into Cloud Title LLC in exchange for an equity interest in Cloud Title LLC.

There is of course always the risk of loss of total investment, particularly in the event of an accident or death of Mr. Thomas Heimann, one of the Managers of the Company, during the early stages of the Company’s business.

MANAGEMENT

Our Managers

We operate under the direction of our Managers, which are responsible for directing the management of our business and affairs, managing our day-to-day affairs. The Managers are an individual, Thomas Heimann, and a related company, Cloud Title LLC, a Florida limited liability company. Thomas Heimann and the executives and key personnel of Cloud Title LLC will manage our affairs and are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow operational guidelines adopted by our Managers, in accordance with this Offering Circular. As noted earlier, our Managers may change our guidelines and objectives at any time without approval of our Members.

Our Managers will perform their duties and responsibilities pursuant to our Operating Agreement. We have agreed to limit the liability of our Managers and to indemnify our Managers against certain liabilities.

Executive Officer of Cloud Title LLC

As of the date of this Offering Circular, the following individual is one of our Managers and is considered key personnel and/or executive officer of our entity Manager.

Thomas Heimann – Founder and Chief Executive Officer

Thomas is a successful serial entrepreneur with 20+ years’ experience in the Real Estate and Title Insurance industries, in each of which he pioneered new business models. Prior to entering the real estate industry, he founded the world’s first web hosting and e-commerce provider which he merged in 1998 with

Sage/Interliant (INIT). In 2000 he co-founded iDigi Communications, the first Internet Incubator in the SE United States, where he gave birth to a number of successful ventures including iDigi Wireless, the precursor to xGTechnology (XGTI).

Since 2002 his primary focus has been on the real estate industry, and in 2006 Thomas launched GSS Title, as one of the first if not “the” first paperless Title Company. With the downturn in the real estate industry beginning in 2006 the focus quickly turned to distress and short sales and GSS Title became the premier provider of Short Sale Processing and related Title Services to Real Estate Agents throughout the State of Florida. GSS Title operated through 2014 when short sales began to dry up.

In 2020, after Florida passed legislation allowing Remote Online Notarization (RON), Thomas established Cloud Title LLC to become a leading technology driven title company, and ultimate leading provider of RON closings for real estate transactions. Cloud Title is a 100% remote ‘cloud based’ title company headquartered in Land O’ Lakes, FL and providing title and escrow services throughout the State of Florida.

In 2024 Thomas decided to launch Cloud Title Partners to become the first fractional joint venture title company, with the goal of offering REALTORS throughout the State of Florida the opportunity to own a share of a Title Company, and thus being able to profit from title services in full compliance with RESPA.

In addition to being a licensed Title Agent, holding licenses in multiple States, Thomas is also a licensed Florida Real Estate Broker and has been featured as a speaker at Inman Connect, and consistently provides training opportunities to Real Estate professionals.

Compensation of Executive Officers and Key Personnel

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. We will be managed by the executive officers of our Manager. These individuals receive compensation for his or her services from the Manager and not from the Company; however, we do indirectly bear some costs associated with the compensation paid to these individuals. These individuals, in their capacity of executive officers or key personnel of our Manager will be instrumental in managing our day-to-day affairs.

Limited Liability and Indemnification of our Managers and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Managers and its officers, members, managers, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Managers and its officers, members, managers.

Term and Removal of the Managers

Under our Operating Agreement, our Managers will serve as manager for an indefinite term and that our Managers may not be removed by the Associate Members of the Company.

MANAGEMENT COMPENSATION

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by the Company, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of the Company. None of these fees were determined by arm’s length negotiations. Except as disclosed in this Offering Circular, neither the Company nor any of its affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to the Offering.

Form of Compensation	Description	Estimated Amount of Compensation
Reimbursement of Expenses to Managers:

The Managers will be reimbursed for all organization and offering expenses (including legal, accounting, printing, marketing and other miscellaneous costs and expenses), as well as costs and expenses relating to the organization of the Company.

The Managers will also be reimbursed for reasonable and necessary expenses paid or incurred by the Managers in connection with the operation of the Company, including any legal and accounting costs (which may include an allocation of salary), to be paid from operating revenue.

Impracticable to determine at this time.
Management Fee:	The Managers are not entitled to any set management fee at this time.	None at this time.
Distributions as a Founding Member to Cloud Title LLC:	Cloud Title LLC, one of the Managers, shall be entitled to receive distributions of net cash flow and net capital transaction proceeds as a Founding Member.	Impracticable to determine at this time.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Managers’ Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements, and should consider carefully the statements made in “Risk Factors” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Managers’ Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Overview

The Company is a newly formed company formed on January 8, 2024, and has no operating history. The Company’s currently has a limited cash balance. The cash balance is not sufficient to fund the operations of the Company for any period of time. In order to execute the plan of operations, the Company will require varying amounts of capital based on the operations of the Company.

Operating History of the Company

The Company has no operating history and has not yet earned any revenues, which may make it difficult for potential investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources. In addition, the Managers provide the Company with management and administrative services, as well as services relating to other support operations, administration, and accounting.

Results of Operations

The Company did not commence operations during the periods covered by the financial statements included in this Offering Circular. During 2026, the Company commenced operations and began accruing quarterly profit shares to its Members. Other than the foregoing, the Managers are not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the revenue or income to be derived from our operations.

Liquidity and Capital Resources

As of the date of this Offering Circular, the Company is in the earliest stages of development and it has limited cash on hand. The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the activated undertaken by the Company. At this time, the Company does not hold title to any property and does not lease or have any options to purchase any property. The primary operations of the Company are expected to be conducted by the Managers of the Company and so the Company has not currently identified any property that must be acquired in order to conduct its operations.

Going Concern

Our current financial condition and the uncertainty surrounding our ability to consummate this offering raises substantial doubt regarding our ability to continue as a going concern. As shown in the accompanying financial statements, we have sustained losses from operations since inception and do not have a predictable revenue stream. Our financial statements are prepared on the basis that our Company is a going concern. The going concern assumption contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty related to our ability to continue as a going concern.

CONFLICTS OF INTEREST

The Company is subject to various conflicts of interest arising out of its relationship with our Managers and the entity Manager’s executive personnel, members, managers or affiliates. None of the agreements and arrangements between us and our Manager and the entity Manager’s executive personnel, members, managers or affiliates, including those relating to compensation, resulted from arm’s length negotiations. In addition, no assurances can be made that other conflicts of interest will not arise in the future. These conflicts of interest include, but are not limited to, the following:

Allocation of Time

We rely on our entity Manager’s executive officers and key personnel who act on behalf of our entity Manager. These executive officers and key personnel will continue to engage in other activities on their own behalf and on the behalf of others. As a result, each executive officer and key personnel will face conflicts of interest in allocating their time to the Company and the other activities to which they are each involved. However, we believe that our Managers and the entity Manager’s executive officers and key personnel have the capability to dedicate such time to the affairs of the Company as may be reasonable required.

Additional Manager Compensation

Since one of our Managers, Cloud Title LLC, is a Founding Member, our entity Manager may have incentive to engage in operations that it might believe would produce a greater return, a portion of which our Manager would receive as a distribution as a Founding Member. Since this potential additional return might result in additional risk and exposure, the interests of our entity Manager and Members may be adverse in this respect. The potential additional return may also encourage our entity Manager to cause the Company to make distributions when it might otherwise reinvest in operations.

Competition by the Company with Other Affiliated Companies

The Managers and the entity Manager’s executive personnel, members, managers or affiliates may engage for their own accounts or for the accounts of others in other business ventures, including other public or private limited partnerships or limited liability companies. Neither the Company nor any Member will be entitled to an interest therein. The Managers and the entity Manager’s executive personnel, members, managers or affiliates may invest in real estate or other conduct activities similar to those of the Company for their own accounts and expect to continue to do so.

The Managers and the entity Manager’s executive personnel, members, managers or affiliates may be members or managers of other entities which have investment objectives that have some similarities to the Company, which may cause the Managers and the entity Manager’s executive personnel, members, managers or affiliates to pursue investments that are competitive with those of the Company. However, the decision as to the suitability of the investment by the Company will be determined by our Managers in their sole discretion.

Other Investments

The Manager and the entity Manager’s executive personnel, members, managers or affiliates may have investments in other real estate-related interests sponsored by or affiliated with our Manager as well as investments in non-affiliates. The performance of and financial returns on such other investments may be at odds with those of the Company.

Diverse Membership

The Members may include taxable and tax-exempt persons and entities and may include persons or entities organized in various jurisdictions including foreign investors. As a result, conflicts of interest may arise in connection with decisions made by our Manager that may be more beneficial for one type of Member than for another type of Member. In addition, our Manager may pursue properties that may have a negative impact on other investments made by certain Members in separate transactions. In selecting properties and the exit strategy appropriate for the Company, our Manager will not consider the investment, tax or other objectives of any Member individually.

Lack of Separate Representation

The Manager and the Company are not represented by separate counsel. The attorneys and other experts who have prepared the documents for this offering also perform other services for our Manager. This representation will continue.

Managers or Affiliates of the Managers as Members

The entity Manager is a Founding Member of the Company. The Managers or an affiliate of the Managers may become an Associate Member. Any purchase of Associate Membership Units by our Managers or an affiliate of the Managers will be made according to the terms of this Offering Circular and be in such form and in such amount as determined by our Managers in their sole discretion, without notice or approval of the other Members. The Manager or an affiliate of the Manager may also determine to have the Company accept its investment while rejecting the investments of others (though it does not intend to do so). As additional Associate Membership Units are issued, the increase in Associate Membership Units may reduce the amounts the Company has available to make distributions to Members, as distributions will need to be distributed amongst more Associate Membership Units. In addition, our Manager or an affiliate of the Manager will be eligible to have the same rights to request the Company to redeem its Associate Membership Units as any other Member. Any such redemption may reduce the amount of funds available for the redemption or repayment of the interests of other Members.

Furthermore, while our Manager in its capacity as Manager or representative is obligated to consider the interests of the Members as a whole, our Manager or an affiliate of the Manager may vote in its capacity as a Member without considering the interests of the other Members. The interests of our Manager or an affiliate of the Manager in their capacity as a Member may be adverse to the interests of other Members.

Indemnification

Pursuant to the Operating Agreement, the Company will indemnify its Manager and any of its affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of its duties under the Operating Agreement. If the Company becomes obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to investors or invest in further properties. To the extent these indemnification provisions protect our Manager and its Affiliates, agents, or attorneys at the cost of the investors in the Company, a conflict of interest may exist.

Other Services or Potential Compensation

We may engage affiliates of our Manager to perform services for and on behalf of the Company and we may, in connection with such services, pay to such affiliates reasonable compensation for these services.

Term of our Managers

Under our Operating Agreement, our Managers will each serve as manager for an indefinite term and that our Managers may not be removed by the Associate Members of the Company.

FOUNDING MEMBERS

As of the date of this Offering Circular, the Founding Members of the Company are Pamela Karasy, Overseas Adventures LLC, a Wyoming limited liability company, and Cloud Title LLC, a Florida limited liability company. The Company was organized by Thomas Heimann on behalf of these Founding Members. Thomas Heimann serves as one of the Managers of the Company and is also the chief executive of Cloud Title LLC, which serves as the other Manager of the Company.

The Founding Members were the only members of the Company until March 2026, when the Company admitted its first Associate Member, who purchased one (1) Associate Membership Unit in this offering. Neither they, nor any other person, hold any outstanding options or warrants to purchase any additional interests in the Company. As set forth in the Financial Statement, these Founding Members contributed a total of Sixty Thousand Dollars ($60,000) to start the Company. The Company has not acquired, and does not intend to acquire, any property from Thomas Heimann or the Founding Members. Thomas Heimann and Cloud Title LLC will be reimbursed for their actual costs for their actions as a Manager of the Company (see “Management Compensation” section above for more information), but are not currently entitled to any other consideration for their services as a Manager of the Company.

DESCRIPTION OF ASSOCIATE MEMBERSHIP UNITS AND
SUMMARY OF OPERATING AGREEMENT

The following descriptions of our Associate Membership Units, certain provisions of Florida law and certain provisions of our certificate of formation and Operating Agreement, which will be in effect upon consummation of this Offering, are summaries and are qualified by reference to Florida law, our Articles of Organization and our Operating Agreement.

This Company is a Florida limited liability company organized under the Florida Revised Limited Liability Company Act, or Florida LLC Act, and will remain in existence until dissolved in accordance with our Operating Agreement. The limited liability company interests in our Company will be denominated in units of membership interest, Associate Membership Units and Founding Membership Units. Associate Membership Units are being offered to prospective investors under this Offering Circular. Our Operating Agreement provides that we may issue up to 1,000,000 units of membership interest with the approval of our Managers and without Member approval.

All of the Associate Membership Units offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Associate Membership Units, as determined by our Managers, the holders of such Associate Membership Units will not be liable to us to make any additional capital contributions with respect to such Associate Membership Units (except for the return of distributions under certain circumstances as may be required by the Florida LLC Act); provided, however, that the holders of the Associate Membership Units will be diluted by additional sales of Associate Membership Units, and may be further diluted in the event such Associate Membership Member does not contribute additional capital pursuant to a capital call under our Operating Agreement. Members have no conversion, exchange, sinking fund or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

Purpose

The Company was formed for the purpose of operating a business opportunity that would allow REALTORS® to partner with a licensed title company in order to receive profit sharing from the real estate settlement and title business of that title company in full compliance with RESPA. The Company is licensed as a Florida Title Agency and will partner with Cloud Title LLC, a Florida limited liability company and an established, licensed Florida Title Agency.

Distributions

We expect that our Managers, when funds are available, will declare distributions with a daily record date, and, when funds are available, pay distributions quarterly in arrears. Members will be entitled to declared distributions on each of their Associate Membership Units beginning with the second quarter following the time the Associate Membership Units are issued to the Member because newly admitted Associate Members are not be entitled to receive any allocations of profit or loss until the first day of the calendar quarter immediately following the date of such Associate Member’s admission to the Company.

We are not prohibited from distributing additional Associate Membership Units in lieu of making cash distributions to Members. Our Operating Agreement also gives the Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause Members to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list our Associate Membership Units on a stock exchange or other trading market, nor is it expected that a public market for the Associate Membership Units will develop. We also do not anticipate that we will distribute other assets in kind.

We expect that our cash flow from operations available for distribution will be lower in the initial stages until we have raised significant capital and begun substantial business operations. Furthermore, we will make certain payments to our Managers, their affiliates and key personnel for services already provided to us. See section titled “Management Compensation.” Such payments will reduce the amount of cash available for distributions.

Restrictions on Ownership and Transferability

The Operating Agreement provides that a Member is generally prohibited from transferring any of a Member’s Units in the Company. However, in accordance with the Operating Agreement, a Member may transfer Units to (i) another Member; (ii) to his or her spouse or other heirs upon the death of a Member – provided, that, such spouse or heirs shall only have economic rights and no voting rights; or (iii) any other transfer following application of a right of first refusal to the Company and a second right of refusal to the other Members; provided, however, that any transfer must also be approved by the Manager in writing and such transfer may not be prohibited by applicable federal or state securities laws.

Each investor will be required to represent that such investor will acquire his, her or its Associate Membership Units for investment purposes only and not with a view to resale or distribution of all or any part thereof.

Voting Rights

Only Founding Members will have voting rights with respect to the operations of the Company. Associate Members will only have those voting rights that are required by the Florida Revised Limited Liability Company Act that are not permitted to be waived by the Operating Agreement.

Meetings of Members

Our Operating Agreement provides that special meetings of Members may only be called by our Managers. There will be no annual or regular meetings of the Members.

Operating Agreement

Our Operating Agreement designates Thomas Heimann and Cloud Title LLC as the initial Managers of the Company. Our Managers will be entitled to vote on all matters submitted to our Members. Our Managers will not have any redemption, conversion or liquidation rights by virtue of their status as a Manager; however, our Managers will receive distributions from the Company for reimbursement of expenses – see section titled “Compensation to the Managers.”

Our Operating Agreement further provides that the Managers, in exercising their rights in their capacity as a Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Members and will not be subject to any different standards imposed by our Operating Agreement, the Florida LLC Act or under any other law, rule or regulation or in equity.

Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing Associate Membership Units and executing a copy of the Subscription Agreement, upon release of your funds by the Escrow Agent and delivery of a counterpart execution of your Subscription Agreement, you will be admitted as a Member of our Company and will be bound by the provisions of, and deemed to be a party to, our Operating Agreement. Pursuant to Operating Agreement, each Member and each person who acquires an Associate Membership Unit, grants to our Managers a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Managers the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our Operating Agreement.

No Fiduciary Relationship with our Managers

We operate under the direction of our Managers, which are responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our strategy. Our Managers perform their duties and responsibilities pursuant to our Operating Agreement. Our Managers maintain a contractual, as opposed to a fiduciary relationship, with us and our Members. Furthermore, we have agreed to limit the liability of our Managers and to indemnify our Managers against certain liabilities.

Limited Liability and Indemnification of our Managers and Others

Subject to certain limitations, our Operating Agreement limits the liability of our Managers, our entity

Manager’s key personnel, members, managers and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Managers, its officers, members, and managers and affiliates.

Our Operating Agreement provides that to the fullest extent permitted by applicable law our Managers and key personnel, members, managers and affiliates will not be liable to us. In addition, pursuant to our Operating Agreement, we have agreed to indemnify our Managers, our entity Manager’s key personnel, members, managers and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the Operating Agreement.

Amendment of Our Operating Agreement.

Our Operating Agreement may be amended, restated or modified from time-to-time by two-thirds of the Founding Members. Notwithstanding the foregoing there are certain amendments of the Operating Agreement that do not require Member consent.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. We will use the accrual method of accounting to report income and deductions for tax purposes, will prepare its financials using GAAP and will compute net cash from operations and net capital transaction proceeds based on actual cash receipts, disbursements and reserves. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.

The Managers shall cause the Company, at the Company’s expense, to file such tax returns as may be required by law. The Managers shall use commercially reasonable efforts to deliver to the Members (i) annual performance reports on the Company’s operations, including summary (not audited) financial information for each investment and (ii) information necessary for completion of tax returns, including a Form 1065 Schedule K-1 (if applicable) and otherwise as required by law, within the time period prescribed by law.

Determinations by our Managers

Any determinations made by our Managers under any provision described in our Operating Agreement will be final and binding on our Members, except as may otherwise be required by law.

Transfer Agent and Registrar

As of the date of this Offering Circular, we have not engaged a transfer agent, and do not intend to engage a transfer agent until such time as we may be required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Termination and Dissolution

We will continue as a limited liability company until terminated under our Operating Agreement. We will dissolve upon: (1) the election of our Managers to dissolve us; (2) the sale, exchange or other disposition of all or substantially all of our assets; or (3) the entry of a decree of judicial dissolution of our company.

PRIOR PERFORMANCE HISTORY

The Company is newly formed and has no prior performance history.

LEGAL MATTERS

We have retained Centarus Legal Services Ltd. to advise it in connection with the preparation of this Offering Circular, the Subscription Agreement and any other documents related thereto. Centarus Legal Services, PC has not been retained to represent the interests of any Member in connection with this offering. All prospective investors that are evaluating or purchasing Associate Membership Units should retain their own independent legal counsel to review this Offering Circular, the Subscription Agreements and any other documents and matters related whatsoever to this offering, and to advise them accordingly.

EXPERTS

Our financial statements included in this offering circular have been reviewed by Renisha Lane, CPA, 28475 Greenfield Road, Suite 113 PB 1317, Southfield, Michigan 48076, an independent registered public accounting firm, as stated in its report appearing herein.

INCOME TAX CONSIDERATIONS

Prospective investors are not to construe the contents of this Offering Circular or any prior or subsequent communication from us or from the Managers, their affiliates and employees or any professional associated with this offering as tax advice. Each investor should consult his, her, or its own tax counsel and accountant as to tax matters concerning his, her, or its investment. No representation or warranties of any kind are intended or should be inferred with respect to the tax consequences that may accrue from investment in the Associate Membership Units. No assurance can be given that existing tax laws will not be changed or interpreted adversely. If the tax laws are changed or interpreted adversely, holders of our securities could fail to realize all or a portion of the economic or tax benefits contemplated by them.

Introduction

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Associate Membership Units. Because the federal income tax consequences of investing in the Company varies from investor to investor depending on each investor’s unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non-U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass-through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences, it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences) other than those arising under the federal income tax. You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of an Associate Membership Unit.

The following summary is based upon the Code, as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Company or its investors will continue to be as described herein.

The Company has not sought or obtained a ruling from the IRS (or any other federal, state, local or foreign governmental agency) as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation, the conclusions reached by Tax Counsel or with the tax positions taken by the Company.

Partnership Status

We will initially be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. Accordingly, the Members, subject to the discussion regarding publicly traded partnerships below, will be partners in such partnership for federal income tax purposes.

A publicly traded partnership (a “PTP”) is generally treated as a corporation for federal income tax purposes. If the Company were treated as a PTP, the Members would not be treated as partners for federal income tax purposes, and income or loss of the Company would not be passed through to the Members. Instead, the Company would be subject to federal income tax on its income at the rates applicable to corporations. The imposition of any such tax would reduce the amount of cash available to be distributed to our Members. In addition, distributions from our Company to our Members would be ordinary dividend income to such Members to the extent of our earnings and profits. Accordingly, status of the Company as a PTP would materially reduce the after-tax return to a Member from its investment in the Company.

Taxation of Members

As a limited liability company, the Company is not itself subject to U.S. federal income tax but will file an annual company information return with the IRS. Each Member is required to report separately on his or her income tax return his or her distributive share of the Company’s net long-term capital gain or loss, net short-term capital gain or loss, net ordinary income, deductions and credits. The Company will send annually to each Member a Schedule K-1 showing his or her distributive share of the Company items of income, gain, loss deduction or credit.

Each Member that is subject to U.S. federal income taxes (a “U.S. Member”) will be liable for taxes on its distributive share of Company income regardless of whether the Company has made any distributions to the Member.

Allocations of the items of income, gain, loss, deductions and credits of the Company will be made in accordance with the Operating Agreement of the Company. Such allocations are intended to have “substantial economic effect.” If an allocation to a Member does not have substantial economic effect, such Member’s distributive share of profit or loss for tax purposes will be determined in accordance with such Member’s interest in the Company, considering all facts and circumstances. Consequently, if the IRS were to successfully challenge the allocations set forth in the Operating Agreement, the Member may be allocated different amounts of income, gain, loss, deductions or credits than initially reported to such Member.

Any capital gain or loss so recognized by a U.S. Member upon a distribution, withdrawal, termination or other disposition of its Associate Membership Units generally would be long-term capital gain or loss to the extent of the portion of the Member’s Associate Membership Units that are held for more than twelve months, and short-term capital gain or loss to the extent of the portion of the Member’s Associate Membership Units that is held for twelve months or less. For this purpose, a Member would begin a new holding period in a portion of its Associate Membership Units each time it makes an additional investment in the Company. Cash distributed (to a U.S. Member in excess of the adjusted tax basis of its Associate Membership Units will be treated as an amount received on the sale or exchange of its Associate

Membership Units and will generally be taxable as capital gain. An in-kind distribution of property other than cash generally will not result in taxable income or loss to any Member.

Allocations

Investors are urged to review the Operating Agreement for a more complete description of the manner in which the Company will allocate its income, gain and losses for book and federal income tax purposes.

The IRS could disagree with the Company’s methods of allocating income, gain and losses for federal income tax purposes, which could cause Members to recognize more or less income, gain or loss than originally allocated to them for federal income tax purposes.

Deductions of Losses and Expenses

Tax Basis and Amount at Risk. For federal income tax purposes, a Member may deduct losses and expenses allocated to it by the Company only to the extent of its adjusted tax basis in its Associate Membership Units (or, in the case of individuals, certain non-corporate taxpayers and certain closely-held corporations, the lesser of such Member’s adjusted tax basis in its Associate Membership Units or its “amount at risk” with respect to such Associate Membership Unit) as of the end of the Company’s taxable year in which such losses occur or such expenses are incurred.

Generally, a Member’s adjusted tax basis in its Associate Membership Units is the amount paid for such Associate Membership Units, reduced (but not below zero) by such Member’s share of the Company’s distributions, losses and expenses, and increased by such Member’s share of the Company’s liabilities, if any, and income and gain as determined for federal income tax purposes, including capital gains, with such reductions and increases made at the end of the Company’s taxable year. (Tax basis is also important because gain or loss on cash distributions or partial or complete withdrawals from the Company is measured by reference to the adjusted tax basis of the Member’s Associate Membership Units, as discussed below).

Generally, a Member “amount at risk” with respect to an Associate Membership Unit includes such Member’s (1) cash contributions to the Company; (2) the adjusted basis of other property contributed by such Member to the Company; and (3) amounts borrowed for the purchase of Associate Membership Units or for use by or in the Company for which such Member is personally liable or which are secured by property of such Member (not otherwise used by the Company) to the extent of the fair market value of the encumbered property. The “amount at risk” is increased by any income and gain (as determined for federal income tax purposes) derived by such Member from the Company and is decreased by any losses (as determined for federal income tax purposes) derived by such Member from the Company and the amounts of any withdrawals or other distributions received by such Member from the Company. For purposes of the foregoing, “loss” derived by a Member from the Company is defined as the excess of allowable deductions for a taxable year allocated to such Member by the Company over the amount of income actually received or accrued by such Member during that year from the Company. Disallowed loss that is suspended in any taxable year may be deducted in later years to the extent that the Member’s amount at risk increases.

It is possible that a Member may be at risk with respect to its Associate Membership Units in an amount that is less than its tax basis in such Associate Membership Units.

In addition to the limitations discussed above, net capital losses are deductible by non-corporate taxpayers only to the extent of capital gains for the taxable year plus $3,000. Because of that limitation, a Member’s distributive share of the Company’s net capital losses is not likely to materially reduce the federal income tax on such Member’s ordinary income.

Deductibility of Investment Expenditures by Non-corporate Investors. The Code provides that, in the case of a non-corporate taxpayer who itemizes deductions when computing taxable income, expenses incurred for the purpose of producing income (including investment management fees) generally must be aggregated with certain other “miscellaneous itemized deductions” and may be deducted only to the extent such aggregate expenses exceed 2% of such taxpayer’s adjusted gross income. Further, such expenses are not deductible by a non-corporate Member in calculating his alternative minimum tax liability. In addition, the Code further limits the deductibility of investment expenses of an individual with an adjusted gross income in excess of a specified amount. Additionally, business expenses allocable to exempt interest income are not deductible.

The amount of a Member’s allocable share of such expenses that is subject to this disallowance rule will depend on the Member’s aggregate miscellaneous itemized deductions from all sources and adjusted gross income for any taxable year. Thus, the extent, if any, to which such fees and expenses will be subject to disallowance will depend on each Member’s particular circumstances each year. It is intended that the allocation of profits and cash distributions made to the entity Manager as a Founding Member with respect to the profit share is an allocable share of our earnings and not a fee. No assurance can be given however that the IRS could not recharacterize successfully the incentive allocations as a fee, in which case Members could be subject to the limitation on deductibility relating to miscellaneous itemized deductions and certain other itemized deductions of high-income individuals with respect to such amount, as described above. Prospective Members are urged to consult their tax advisors regarding their ability to deduct expenses incurred by us.

Passive Activity Loss Rules. In the case of Members that are individuals, estates, trusts, certain closely-held corporations or personal service corporations, Section 469 of the Code generally restricts the deductibility of losses and credits from a “passive activity” against certain income that is not derived from a passive activity. For federal income tax purposes, such passive losses and credits are deductible by a Member only against such Member’s passive income. Members should consult their tax advisors regarding the possible application to them of the limitations on the deductibility of losses from certain passive activities contained in Section 469 of the Code.

Tax Consequences of Distributions

For purposes of distributions from a Member’s capital account in the Company, its interest is not divided into separate interests. Rather, a Member’s interest in the Company is “singular” even if the Member has made capital contributions to the Company at different times, and a distribution from a capital account is treated for tax purposes as a distribution with respect to the entire related Associate Membership Units. Thus, if a Member receives a distribution of some but not all of his capital account, the full amount of each withdrawal or distribution will be taxable to the extent the amount of the withdrawal or distribution exceeds such Member’s adjusted tax basis in such Associate Membership Units. To the extent the amount of a distribution does not exceed a Member’s tax basis in an Interest, such distribution generally is not reportable as taxable income but will reduce such tax basis, but not below zero. A Member generally will not recognize losses on distributions.

Because a Member’s tax basis in its Associate Membership Units is not increased by such Member’s allocable share of the Company’s income from investment activities until the end of the Company’s taxable year, distributions during the taxable year could result in taxable gain to the Member even though no gain would result if the same withdrawals or distributions were made at the end of the taxable year. Furthermore, the share of the Company’s income allocable to a Member at the end of the Company’s taxable year would also be includible in such Member’s taxable income and would increase such Member’s tax basis in its remaining Associate Membership Units as of the end of such taxable year.

A Member receiving a cash distribution from the Company in complete liquidation of its Associate Membership Units generally will recognize capital gain or loss to the extent of the difference (if any) between the proceeds received and his adjusted tax basis in such Associate Membership Units. Such capital gain or loss will be long-term, short-term or some combination of both, depending on the timing of such Member’s capital contributions to the Company. Notwithstanding the foregoing, Section 751 of the Code provides that a withdrawing Member will recognize ordinary income to the extent the Company holds certain ordinary income items such as short-term obligations or market discount bonds, the interest on which has not been included in the Company’s taxable income, regardless of whether the Member would otherwise recognize a gain on such withdrawal.

State and Local Taxes

Each Member may be required to file returns and pay state and local tax on such Member’s share of the Company’s income in the jurisdiction in which such Member is a resident and/or other jurisdictions in which income is earned by the Company. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable by a Member in respect of his investment in the Company. A Member may be entitled to a deduction or credit against tax owed to such Member’s jurisdiction of residence for taxes paid to other states or jurisdictions in which such Member is not a resident. The Company may be subject to certain taxes in certain states or localities despite the fact that it is not subject to federal income tax.

Tax Elections

The Managers, in their sole discretion, may make any tax elections provided for in the Code on behalf of the Company. These elections include the election under Section 754 of the Code to adjust the tax basis of the Company’s assets when Associate Membership Units in the Company are transferred or when a holder of Associate Membership Units withdraws from the Company. The tax basis adjustment rules are mandatory when Associate Membership Units are transferred to which there is a substantial built-in loss. A “substantial built-in loss” exists when the Company’s adjusted basis in property exceeds by more than $250,000 the fair market value of such property. In lieu of the mandatory basis adjustment rules, special rules apply to electing investment partnerships and securitization partnerships.

Tax Audits

The Bipartisan Budget Act of 2015 changed the historic rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Under the rules, it is possible that they could result in the Company being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and each Member could be required to bear the economic burden of those taxes, interest and penalties even though the Company, as a partnership, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult with their tax advisors with respect to those changes and their potential impact on their investment in Associate Membership Units.

Adjustments in tax liability with respect to the Company’s tax items may be made at the Company level in a single proceeding rather than in separate proceedings with each Member. The Managers will represent the Company as the “partnership representative” during any audit and in any dispute with the IRS and may enter into a settlement agreement with the IRS that may be binding on you.

The Managers have the authority to, and may, extend the period for the assessment of deficiencies or the claiming of refunds with respect to all Members in the Company. If an audit results in an adjustment, all Members may be required to pay additional tax, interest and possibly penalties. There can be no assurance that the tax return of the Company or any Member will not be audited by the IRS or that no adjustments to such returns will be made as a result of such an audit.

Withholding Taxes

The Company may be required, on behalf of a Member, to withhold and remit taxes to federal, state, local or other jurisdictions from such Member’s allocable share of the Company’s income. Withholding taxes may apply, for example, to persons who are subject to “back up” withholding. To the extent that the Company is subject to any taxes or fees that are based on the specific characteristics of one or more Members, such taxes or fees shall be specially allocated to such Member(s).

Disclosure of Tax Structure and Treatment

Notwithstanding anything to the contrary stated herein or in any other documents pertaining to an investment in the Company, an investor (and each employee, representative or other agent of a Member) may disclose to any and all persons, without limitation of any kind, the anticipated tax treatment and tax structure of the Company and transactions contemplated by the Company), and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure, if any.

Tax Information Reporting

While the Company will attempt to provide annual tax information to the Members on a timely basis, the Managers expect that information may not be available in sufficient time to permit the Company to distribute such information prior to March 15 of each year. As a result, the Company may not distribute such information to the Members until after April 15, and the Members may be required to obtain extensions of time for filing their income tax returns. To the extent practical, the Company expects to provide estimates of annual tax information to the Members prior to April 15 of each year in order to assist the Members in determining if any tax payments must be made on or prior to April 15 notwithstanding the extension of the filing deadline. U.S. Treasury regulations require taxpayers to make certain additional disclosures in connection with the filing of any tax return that reflects tax benefits from a “reportable transaction” as defined in the regulations, which include certain transactions that generate losses in excess of threshold amounts. To the extent that the Company engages in a “reportable transaction,” Members may be required to make certain disclosures in connection with their tax returns and may be subject to penalties if such disclosures are not made.

Unrelated Business Taxable Income

Tax-exempt entities and qualified plans, including public charities, private foundations, IRAs and other qualified retirement plans are subject to federal income tax on unrelated business taxable income (“UBTI”). The rates of such tax depend on the nature of the tax-exempt entity or qualified plan. UBTI is defined generally as gross income from any unrelated trade or business, less the allowable deductions that are directly related to the carrying on of the trade or business, with certain statutory modifications. For purposes of calculating UBTI, a partner in a partnership is considered to be engaged in the trade or business of the partnership. Thus, a Member will be considered to be engaged in the business of the Company for UBTI purposes. Whether the trade or business of the Company will generate UBTI will depend generally on (a) the character of the Associate Membership Units with respect to each Member, (b) whether the Company has net taxable income and (c) the character of items of gross income generated by the Company.

As discussed above, a Member will include in income its distributive share of items of Company income and losses. A Member that is a tax-exempt entity or plan must categorize those items under the rules of Section 512 of the Code to determine whether they must be included in computing UBTI. Items of gross income that are generally excluded from UBTI include dividends, interest, and gains or losses from the sale of property held for investment. Items of Company income that would otherwise be excluded from UBTI, however, will generate UBTI if the income-producing property is considered “debt-financed property” within the meaning of Section 514 of the Code. Thus, it is possible that some of the investments held by the Company will constitute debt-financed property and will generate UBTI to an investor that is a tax-exempt entity or qualified plan. In addition, if an investor that is a tax-exempt entity or qualified plan borrows money to acquire its Associate Membership Units, those Associate Membership Units will be treated as debt-financed property.

The foregoing is intended only as a general discussion of UBTI. The UBTI rules are complex, and their application depends in large part on the particular circumstances of each tax-exempt entity or qualified plan that invests in the Company. Any tax-exempt entity or qualified plan that is considering an investment in the Company should consult with its tax advisor regarding the impact of such an investment on UBTI.

Future Tax Law Changes

There may be future changes in federal income tax laws, resulting from legislative, administrative or judicial decisions, any of which may adversely affect the tax consequences of a United States investor’s investment in the Company.

Need for Independent Advice

THE TAX MATTERS RELATING TO THE COMPANY AND ITS PROPOSED TRANSACTIONS ARE COMPLEX AND SUBJECT TO VARIOUS INTERPRETATIONS. THE FOREGOING IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY MAY NOT BE THE SAME FOR ALL INVESTORS. ACCORDINGLY, THE COMPANY URGES POTENTIAL INVESTORS TO CONSULT THEIR TAX ADVISORS PRIOR TO INVESTING IN THE COMPANY.

ERISA CONSIDERATIONS

THIS SUMMARY DOES NOT INCLUDE ALL OF THE FIDUCIARY INVESTMENT CONSIDERATIONS RELEVANT TO INVESTORS SUBJECT TO ERISA AND/OR SECTION 4975 OF THE CODE AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR A LEGAL OPINION. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN COUNSEL ON THESE MATTERS.

We reserve the right to refuse to issue Associate Membership Units to any entity that is subject to ERISA. Each prospective investor, however, that is a pension, profit sharing or other employee benefit plan or trust subject to ERISA should consider the matters described below when evaluating a potential investment in the Associate Membership Units of the Company.

If 25% or more of the Associate Membership Units are owned, directly or indirectly, by ERISA Plans, the assets of the Company will be deemed to be plan assets subject to ERISA, in which case the Managers will be considered fiduciaries subject to ERISA, transactions involving the assets of the Company may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and under certain circumstances the fiduciary of an ERISA Plan responsible for the plan’s investment in the Associate Membership Units could be liable for any ERISA violations by the Managers. The Company intends to limit investment by ERISA Plans so that less than 25% of the Associate Membership Units are beneficially owned by ERISA Plans.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plan, unless a statutory or administrative exemption applies to the transaction. There can be no assurance that any exemption will be available with respect to any particular transaction involving the Associate Membership Unit, or that, if an exemption is available, it will cover all aspects of any particular transaction. Any ERISA Plan fiduciary that proposes to cause an ERISA Plan to purchase Associate Membership Units should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement under ERISA or the Code. By its purchase and holding of any Associate Membership Units, any ERISA plan will be deemed to have represented and agreed that its purchase and holding of the Associate Membership Units will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

If, at any time, the Managers reasonably believe that there is a material risk that existing participation in the Company by ERISA Plans is or would become significant, the Managers reserve the right to redeem (in whole or in part) the Associate Membership Units held by any such ERISA Plans to the extent necessary to reduce the participation by ERISA Plans to a level where that risk is no longer believed to be material.

ACCEPTANCE OF SUBSCRIPTIONS MADE BY OR ON BEHALF OF ERISA INVESTORS IS IN NO WAY A REPRESENTATION BY THE MANAGERS OR THE FUND THAT ANY SUCH INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN.

PRIVACY POLICY

The Managers are committed to protecting investors’ privacy and maintaining the confidentiality and security of investors’ personal information. In accordance with its legal obligations, the Managers are required to inform investors how it treats certain information concerning investors to aid their understanding in how it handles investors’ personal information and how such information is used to service investors.

Protecting investors’ personal information is an important priority for the Managers. Accordingly, it uses the personal information collected about investors in order to provide better service. The Managers may collect nonpublic personal information about investors from the following sources: (i) applications or forms (for example, name, address, Social Security number, birth date, assets and income); (ii) transactional activity in investors’ accounts (for example, trading history and balances); and (iii) other interactions within the Managers or between the Managers and its affiliates (for example, discussions with staff).

The Managers only disclose nonpublic personal information about investors or former investors (including information regarding transactions or experiences with investors or former investors) to affiliates in the areas of financial, advisory and securities services and nonaffiliated third parties who assist the Managers in providing services to the Company (for example, accountants and attorneys), each as permitted by law or as otherwise required by law.

The Managers consider the protection of sensitive information to be a sound business practice and a foundation of customer trust and protects investors’ personal information by maintaining physical, electronic and procedural safeguards. The Managers restrict inter-company access to investors’ or former investors’ nonpublic personal information to those employees who need to know that information to provide products or services to the Company.

REPORTS

We will furnish the following reports, statements, and tax information to each Member:

Reporting Requirements under Tier 1 of Regulation A.  Following this Tier 1, Regulation A offering, we will be required to comply with certain requirements under Rule 257 of Regulation A. We will be required to file a notice under cover of Form 1-Z. Additional reports may be required by the State of Florida.

Tax Information.  As soon as practicable, but in no event later than sixty (60) days after the close of our fiscal year, our Managers will cause to be mailed or made available, by any reasonable means, to each Member as of a date selected by the Managers, the tax information required by each Member of the Company.

Membership Certificates.  We do not anticipate issuing certificates representing Associate Membership Units purchased in this offering to the Associate Membership Members. However, we are permitted to issue certificates and may do so at the request of our transfer agent. The number of Units held by each Member, will be maintained by us or our transfer agent in our Company register.

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase Associate Membership Units should proceed as follows:

•Read this entire Offering Circular and any supplements accompanying this Offering Circular.

•Electronically complete and execute a copy of the Subscription Agreement. A copy of the Subscription Agreement, including instructions for completing it, is included in this Offering Circular as Exhibit B.

Wire us the full purchase price of our Associate Membership Units being subscribed for in accordance with the Subscription Agreement.

By executing the Subscription Agreement and paying the total purchase price for our Associate Membership Units subscribed for, each investor agrees to accept the terms of the Subscription Agreement and Operating Agreement. Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Right to Reject Subscriptions.  After we receive your complete, executed Subscription Agreement and the funds required under the Subscription Agreement have been received, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, generally without interest and without deduction.

Acceptance of Subscriptions.  Upon our acceptance of a Subscription Agreement, we will countersign the Subscription Agreement and issue the Associate Membership Units subscribed at closing. Once you submit the Subscription Agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Minimum Purchase Requirements

You must initially purchase at least one (1) Associate Membership Units at a price of $2,500.00 per Associate Membership Unit. We reserve the right to revise the minimum purchase requirements in the future.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This Offering Circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 1 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file any required information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Cloud Title Partners LLC

16703 Early Riser Ave

Land O’ Lakes, Florida 34638

Phone: (941) 500-4062

Email: thomas@cloudtitle.com

Within sixty (60) days after the end of each fiscal year we will electronically provide to our members of record an annual report. The annual report will contain any financial (not audited) and narrative information that we are required to provide to members. The Company does not intend to send paper copies out of its reports unless requested in writing by a Member.

CLOUD TITLE PARTNERS LLC

FINANCIAL STATEMENTS

(UNAUDITED)

As of and for the Fiscal Years Ended December 31, 2025 and 2024

The following financial statements are unaudited, as permitted for a Tier 1 offering under Regulation A. The comparative information as of and for the fiscal year ended December 31, 2024 covers the period from the Company's formation on January 8, 2024 through December 31, 2024.

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CLOUD TITLE PARTNERS LLC

BALANCE SHEETS (UNAUDITED)

As of December 31, 2025 and 2024

	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$ 229.94	$ 3,201.80
Retainers (amounts on deposit with service providers)	15,437.00	15,437.00
Total current assets	15,666.94	18,638.80
TOTAL ASSETS	$ 15,666.94	$ 18,638.80

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Credit card payable	$ 5,361.76	$ —
Total liabilities	5,361.76	—
Members’ equity:
Cloud Title LLC equity contribution	13,188.02	12,000.00
Overseas Adventures LLC equity contribution	24,250.00	24,000.00
Pamela Karasy equity contribution	24,000.00	24,000.00
Accumulated deficit	(51,132.84)	(41,361.20)
Total members’ equity	10,305.18	18,638.80
TOTAL LIABILITIES AND MEMBERS’ EQUITY	$ 15,666.94	$ 18,638.80

See accompanying notes to the financial statements.

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CLOUD TITLE PARTNERS LLC

STATEMENTS OF OPERATIONS (UNAUDITED)

For the Fiscal Years Ended December 31, 2025 and 2024

	2025	2024
Revenue	$ —	$ —
Operating expenses:
Advertising and marketing	6,703.56	3,943.70
Legal and professional services	—	37,037.50
Insurance	2,060.76	—
Office expenses (software fees)	428.00	117.00
Filing fees	202.45	50.00
Bank fees and service charges	80.00	185.00
Total operating expenses	9,474.77	41,333.20
Loss from operations	(9,474.77)	(41,333.20)
Interest expense	(296.87)	—
Other expenses (vehicle)	—	(28.00)
NET LOSS	$ (9,771.64)	$ (41,361.20)

See accompanying notes to the financial statements.

STATEMENTS OF MEMBERS’ EQUITY (UNAUDITED)

For the Fiscal Years Ended December 31, 2025 and 2024

Total
Members’ equity at January 8, 2024 (inception)	$ —
Members’ contributions	60,000.00
Net loss	(41,361.20)
Members’ equity at December 31, 2024	18,638.80
Members’ contributions	1,438.02
Net loss	(9,771.64)
Members’ equity at December 31, 2025	$ 10,305.18

See accompanying notes to the financial statements.

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CLOUD TITLE PARTNERS LLC

STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Fiscal Years Ended December 31, 2025 and 2024

	2025	2024
Cash flows from operating activities:
Net loss	$ (9,771.64)	$ (41,361.20)
Changes in operating assets and liabilities:
(Increase) decrease in retainers	—	(15,437.00)
Increase (decrease) in credit card payable	5,361.76	—
Net cash used in operating activities	(4,409.88)	(56,798.20)
Cash flows from investing activities	—	—
Cash flows from financing activities:
Members’ contributions	1,438.02	60,000.00
Net cash provided by financing activities	1,438.02	60,000.00
Net increase (decrease) in cash	(2,971.86)	3,201.80
Cash at beginning of period	3,201.80	—
Cash at end of period	$ 229.94	$ 3,201.80

See accompanying notes to the financial statements.

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CLOUD TITLE PARTNERS LLC

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)

December 31, 2025 and 2024

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Cloud Title Partners LLC (the “Company”) is a Florida limited liability company formed on January 8, 2024. The Company was organized to allow Florida real estate licensees to acquire Associate Membership Units of the Company and to share in the profits of the real estate settlement and title business conducted by the Company in partnership with Cloud Title LLC — a licensed Florida title insurance agency and one of the Company’s two Managers — in compliance with the Real Estate Settlement Procedures Act. The Company is licensed as a Florida title insurance agency. The Company had not commenced revenue-generating operations and had earned no revenue from inception through December 31, 2025. The Company’s fiscal year ends December 31.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation. The financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The financial statements are unaudited, as permitted for a Tier 1 offering under Regulation A; in the opinion of management, they include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation.

Use of Estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid financial instruments purchased with original maturities of three months or less to be cash equivalents. From time to time, cash balances may exceed federally insured limits; management believes the risk of loss is low.

Retainers. Retainers represent amounts on deposit with professional service providers that will be applied against future services or refunded.

Income Taxes. The Company is treated as a partnership for federal income tax purposes. Items of income and loss pass through to, and are reportable by, the Members; accordingly, no provision for income taxes is reflected in these financial statements.

Advertising. Advertising and marketing costs are expensed as incurred.

NOTE 3 — GOING CONCERN

The Company has sustained losses from operations since inception, has no revenue, and had cash of $229.94 at December 31, 2025. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern depends on its ability to raise capital through its Regulation A offering and/or to obtain additional contributions or support from its Members and Managers, as to which no assurance can be given. The financial statements are prepared assuming the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 — RELATED PARTY TRANSACTIONS

The Company’s Founding Members have made cumulative capital contributions through December 31, 2025 as follows: Cloud Title LLC (also one of the Company’s Managers) — $13,188.02 ($12,000.00 in 2024 and $1,188.02 in 2025); Overseas Adventures LLC — $24,250.00 ($24,000.00 in 2024 and $250.00 in 2025); and Pamela Karasy — $24,000.00 (all in 2024). The Managers are not entitled to a management

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fee; the Managers are entitled to reimbursement of organization, offering, and operating expenses paid on the Company’s behalf, as described in the Offering Circular.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

As of December 31, 2025, the Company did not have any material commitments or contingencies, including any tax liability.

NOTE 6 — SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 27, 2026, the date at which the financial statements were available for issuance. In March 2026, the Company accepted its first subscription under its qualified Regulation A offering, issued one (1) Associate Membership Unit for gross proceeds of $2,500.00, and admitted its first Associate Member. During 2026, the Company commenced operations and began accruing quarterly profit shares to its Members. During 2026, the Company voluntarily offered the Associate Member the opportunity to rescind the subscription and receive a return of the $2,500.00 purchase price, and the Associate Member declined. The Company has suspended further offers and sales of Associate Membership Units pending qualification of the post-qualification amendment to its offering statement that includes these financial statements. No other events have occurred that would require adjustment to, or disclosure in, the financial statements.

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description	Incorporated by Reference
Exhibit A	Operating Agreement	*
Exhibit B	Subscription Agreement	*
Exhibit C	Opinion of Counsel	*

* Incorporated by reference to the exhibit of the same designation included in the Company’s offering statement on Form 1-A (SEC File No. 024-12471) filed with the Commission on December 23, 2024 and qualified on January 16, 2025.

SIGNATURES

Pursuant to the requirements of Regulation A, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Post-Qualification Amendment No. 1 to its Offering Statement on Form 1-A to be signed on its behalf, by the undersigned, thereunto duly authorized, in the city of Land O’ Lakes, State of Florida, on August 27, 2026.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

CLOUD TITLE PARTNERS LLC,

a Florida limited liability company

By:  /s/ Thomas Heimann

Name: Thomas Heimann

Its: Co-Manager

Date: August 27, 2026

By: Cloud Title LLC,

a Florida limited liability company

Its: Co-Manager

By:  /s/ Thomas Heimann

Name: Thomas Heimann

Its: Manager

Date: August 27, 2026

 /s/ Thomas Heimann

Name: Thomas Heimann

As: Principal executive officer, principal financial officer, principal accounting officer, and one of the two Managers of the Company (the governing body)

Date: August 27, 2026

Cloud Title LLC,

a Florida limited liability company

As: One of the two Managers of the Company (the governing body)

By:  /s/ Thomas Heimann

Name: Thomas Heimann

Its: Manager

Date: August 27, 2026